 As filed with the Securities and Exchange Commission on December 3, 2018

Registration No. 333-____________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

APPLIED BIOSCIENCES CORP.
(Exact name of registrant as specified in its charter)

Nevada	5900	81-3083484
(State or Other Jurisdiction of	(Primary Standard Industrial	(IRS Employer
Incorporation or Organization)	Classification Number)	Identification Number)

Applied BioSciences Corp. 9701 Wilshire Blvd., Suite 1000 Beverly Hills, California 90212 (310) 356-7374
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Chris Bridges

President

Applied BioSciences Corp.

9701 Wilshire Blvd., Suite 1000

Beverly Hills, California 90212

(310) 356-7374

(Address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Thomas E. Puzzo, Esq.

Law Offices of Thomas E. Puzzo, PLLC

3823 44th Ave. NE

Seattle, Washington 98105

Telephone No.: (206) 522-2256

Facsimile No.: (206) 260-0111

Approximate date of proposed sale to the public: As soon as practicable and from time to time after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐		Accelerated filer	☐
Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☒
			Emerging growth company	☒

Calculation of Registration Fee

Title of Securities To Be Registered	Amount to be Registered		Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price(2)	Registration Fee(4)
Common Stock, $0.00001 per share	1,333,333	(1)	$1.00	$1,333,333	$161.59
Common Stock, $0.00001 per share	25,000	(2)	$1.00	$25,000	$3.03
Totals	1,358,333			$1,358,333	$164.62

(1)	Consists of up to 1,333,333 shares of Common Stock to be sold to Triton Funds LP under the Common Stock Purchase Agreement dated October 15, 2018, as amended.

(2)	Consists of up to 25,000 shares of Common Stock issued to Triton Funds, LLC, pursuant to the letter agreement dated October 15, 2018, by and between Applied BioSciences Corp. and Triton Funds, LLC

(3)

The offering price has been estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) of the Securities Act of 1933, as amended, and is based upon the closing price of $1.00 per share of the Registrant’s Common Stock on the OTCQB on November 29, 2018.

(4)	Calculated pursuant to Rule 457(o) and based on the closing price per share of $1.00 for Applied BioSciences Corp.’s Common Stock on November 29, 2018, as reported by the OTCQB.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

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The information in this Prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission becomes effective. This Prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS

SUBJECT TO COMPLETION ON DECEMBER __, 2018

APPLIED BIOSCIENCES CORP.

1,358,333 SHARES OF COMMON STOCK

This Prospectus relates to the resale of 1,333,333 shares of our Common Stock, par value $0.00001 per share (the “Common Stock”), issuable to Triton Funds LP, a Delaware limited partnership (the “Selling Stockholder” or “Triton”) a selling stockholder pursuant to a Common Stock Purchase Agreement, as amended (the “Purchase Agreement”), dated October 15, 2018, that we entered into with Triton. The Purchase Agreement permits Trion to purchase up to $1,333,333 of shares of our common stock, par value $0.00001 (sometimes referred to as the “Call Shares”), to Triton until June 30, 2019 or until $1,333,333 of such Call Shares have been purchased. This Prospectus also relates to the resale of up to 25,000 shares of our Common Stock issued to Triton Funds, LLC (“Triton LLC”), pursuant to the letter agreement (the “Letter Agreement”) dated October 15, 2018, by and between Applied BioSciences Corp. and Triton Funds, LLC, an affiliate of the Selling Stockholder, in connection with us entering into the Purchase Agreement.

The Selling Stockholder may sell all or a portion of the Call Shares being offered pursuant to this Prospectus at the prevailing market prices at the time of sale or at negotiated prices. We will not receive any proceeds from the resale of the 25,000 shares of common stock issued to Triton LLC.

The total amount of shares of Common Stock which may be sold pursuant to this Prospectus would constitute 11.7% of the Company’s issued and outstanding Common Stock as of November 29, 2018, assuming that the Selling Stockholder will sell all of the shares offered for sale.

Triton as the Selling Stockholder is deemed to be an “underwriter” within the meaning of the Securities Act of 1933, as amended (the “Act”) and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Act.

Our Common Stock is subject to quotation on OTCQB Market under the symbol APPB. On November 29, 2018, the last reported sales price for our Common Stock was $1.00 per share. We urge prospective purchasers of our Common Stock to obtain current information about the market prices of our Common Stock. We will not receive any proceeds from the sale of shares of our Common Stock by the Selling Stockholder. However, we will receive proceeds from the sale of shares of our Common Stock pursuant to Triton’s right to purchase Call Shares from us. We will pay for expenses of this offering, except that the Selling Stockholder will pay any broker discounts or commissions or equivalent expenses and expenses of its legal counsel applicable to the sale of its shares.

The prices at which the Selling Stockholder may sell the shares of Common Stock in this Offering will be determined by the prevailing market price for the shares of Common Stock or in negotiated transactions.

Our independent registered public accounting firm has expressed substantial doubt as to our ability to continue as a going concern.

Investing in our Common Stock involves a high degree of risk. See “Risk Factors” to read about factors you should consider before buying shares of our Common Stock.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The Date of This Prospectus is: December __, 2018

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The following table of contents has been designed to help you find information contained in this prospectus. We encourage you to read the entire prospectus.

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PROSPECTUS SUMMARY

As used in this prospectus, references to the “Company”, “we”, “our”, “us”, and “Applied BioSciences” refer to Applied BioSciences Corp., unless the context otherwise indicates.

The following summary highlights selected information contained in this prospectus. Before making an investment decision, you should read the entire prospectus carefully, including the “Risk Factors” section, the financial statements, and the notes to the financial statements.

OUR COMPANY

Overview of Applied BioSciences

We are a diversified company focused on multiple areas of the medical, bioceutical and pet health industry. As a company in the bioceutical and pet health industries, the company is currently shipping to the majority of US states, as well as to multiple non-US countries. The Company is focused on select investment, consumer brands, and partnership opportunities in the recreational, health and wellness, nutraceutical, and media industries.

We have established key exclusive strategic alliances which serve to help accomplish the task of becoming the market leader. Directly and through our partners, we sell consumer products including health and wellness creams, tinctures, edibles, confections, clothing, apparel, and other various branded products.

Our board of directors consists of two persons: Chris Bridges and John Brady. Chris Bridges also serves as our President, and JJ Southard serves as our Secretary and Treasurer.

Our principal administrative offices are located at 9701 Wilshire Blvd., Suite 1000, Beverly Hills, California 90212. Our website is www.appliedbiocorp.com.

Primary Business

Applied BioSciences offers a broad selection of medical and consumer products including creams, balms, tinctures, concentrates and edibles and is organized for various investments under the Applied BioSciences brand as well as to conduct any other related business and activities. Applied BioSciences is the owner and has right to intellectual property, including trademark, trade names, images, likenesses and other associated intellectual property, such as the name “Remedi”, “Remedi Plus”, “TherPet” and “Equine Care.”

Our plan of business is summarized as follows:

•	Establish a global medical and consumer platform and multiple brands;
•	Create of platform to partner and invest in various segments in the consumer industry; and
•	Establish key exclusive strategic alliances which serve to accomplish the task of becoming the market leader

We currently independently or in conjunction with third parties, sell products focused on the medical, bioceutical and pet health industry. We source products from multiple production facilities in California, Colorado, Nevada and Florida.

Our business offices are currently located at 9701 Wilshire Blvd., Suite 1000, Beverly Hills, California 90212.

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We are a “Smaller Reporting Company”

We are a “smaller reporting company,” meaning that we are not an investment company, an asset-backed issuer, or a majority-owned subsidiary of a parent company that is not a smaller reporting company and have a public float of less than $75 million and annual revenues of less than $50 million during the most recently completed fiscal year. As a “smaller reporting company,” the disclosure we will be required to provide in our SEC filings are less than it would be if we were not considered a “smaller reporting company.” Specifically, “smaller reporting companies” are able to provide simplified executive compensation disclosures in their filings; are exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act of 2002 requiring that independent registered public accounting firms provide an attestation report on the effectiveness of internal control over financial reporting; are not required to conduct say-on-pay and frequency votes until annual meetings occurring on or after January 21, 2013; and have certain other decreased disclosure obligations in their SEC filings, including, among other things, being permitted to provide two years of audited financial statements in annual reports rather than three years. Decreased disclosures in our SEC filings due to our status as a “smaller reporting company” may make it harder for investors to analyze the Company’s results of operations and financial prospects.

Emerging Growth Company

We are an ‘‘emerging growth company’’ within the meaning of the federal securities laws. For as long as we are an emerging growth company, we will not be required to comply with the requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, the reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and the exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We intend to take advantage of these reporting exemptions until we are no longer an emerging growth company. For a description of the qualifications and other requirements applicable to emerging growth companies and certain elections that we have made due to our status as an emerging growth company, see “Risk Factors—Risks Related to this Offering and our Common Stock – We are an ‘emerging growth company’ and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors” on page 8 of this prospectus.

Our fiscal year end is March 31. Our audited financial statements for the year ended March 31, 2018 were prepared assuming that we will continue our operations as a going concern. Our accumulated loss for the period from March 15, 2016 (inception) to September 30, 2018 was 3,407,857. During our fiscal year ended March 31, 2018, we earned revenue from our CBD product lines of $197,554. During the six months ended September 30, 2018, we earned revenue from our product lines of $59,400.

Due to the uncertainty of our ability to meet our current operating and capital expenses, our independent auditors have included a going concern opinion in their report on our audited financial statements for the period ended March 31, 2018. The notes to our financial statements contain additional disclosure describing the circumstances leading to the issuance of a going concern opinion by our auditors.

THE OFFERING

This Prospectus relates to the resale of up to 1,333,333 shares of our Common Stock, issuable to Triton, the Selling Stockholder, pursuant to a right to purchase Common Stock under the Purchase Agreement, and 25,000 shares of our Common Stock issued to Triton LLC under the Letter Agreement. The Purchase Agreement permits Triton to purchase up to $1,333,333 of our shares of Common Stock until June 30, 2019 or until $1,333,333 of such shares have been purchased by Triton.

The Offering

Common Stock offered by Selling Shareholders	This Prospectus relates to the resale of 1,333,333 shares of our Common Stock, issuable to Triton, and 25,000 shares of our Common Stock issued to Triton LLC under the Letter Agreement.

Common Stock outstanding before the Offering	11,584,613 shares of Common Stock as of the date of this Prospectus.

Common Stock outstanding after the Offering	12,942,946 shares of Common Stock (1)

Terms of the Offering

The Selling Stockholder will determine when and how it will sell the Common Stock offered in this Prospectus. The prices at which the Selling Stockholder may sell the shares of Common Stock in this Offering will be determined by the prevailing market price for the shares of Common Stock or in negotiated transactions.

Termination of the Offering	The Offering will conclude upon such time as all of the Common Stock has been sold pursuant to the Registration Statement.

Trading Market	Our Common Stock is subject to quotation on the OTCQB Market under the symbol “APPB”.

Use of proceeds

The Company is not selling any shares of the Common Stock covered by this Prospectus. As such, we will not receive any of the Offering proceeds from the registration of the shares of Common Stock covered by this Prospectus. See “Use of Proceeds.”

Risk Factors	The Common Stock offered hereby involves a high degree of risk and should not be purchased by investors who cannot afford the loss of his/her/its entire investment. See “Risk Factors”.

(1) This total reflects the number of shares of Common Stock that will be outstanding assuming that all of 1,333,333 Call Shares to be called by Triton are, in fact, issued and sold to Triton under the Purchase Agreement, and 25,000 shares of our Common Stock issued to Triton LLC under the Letter Agreement.

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SUMMARY FINANCIAL INFORMATION

The tables and information below are derived from our audited financial statements for the fiscal year ended March 31, 2018, and our unaudited financial statements for the six months ended September 30, 2018. Our working capital deficit as at September 30, 2018 was $232,272.

March 31, 2018

Financial Summary
Cash and Deposits	$60,934
Total Assets	705,327
Total Liabilities	35,885
Total Stockholder’s Equity	$669,442

For the Fiscal Year ended March 31, 2018

Consolidated Statements of Expenses and Net Loss
Total Operating Expenses	$2,428,869
Net Loss for the Period	(2,386,864)

September 30, 2018
(unaudited)
Financial Summary (Unaudited)
Cash and Deposits	$6,924
Total Assets	1,006,771
Total Liabilities	356,388
Total Stockholder’s Equity	650,383

For the six months ended September 30, 2018
(unaudited)

Total Operating Expenses	$851,220
Net Loss for the Period	(515,516)

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Special Note Regarding Forward-Looking Statements

The information contained in this Prospectus, including in the documents incorporated by reference into this Prospectus, includes some statements that are not purely historical and that are “forward-looking statements.” Such forward-looking statements include, but are not limited to, statements regarding our management’s expectations, hopes, beliefs, intentions and/or strategies regarding the future, including our financial condition and results of operations. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates,” “believes,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “might,” “plans,” “possible,” “potential,” “predicts,” “projects,” “seeks,” “should,” “would” and similar expressions, or the negatives of such terms, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this Prospectus are based on current expectations and beliefs concerning future developments and the potential effects on the parties and the transaction. There can be no assurance that future developments actually affecting us will be those anticipated. These that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements, including the following forward-looking statements involve a number of risks, uncertainties (some of which are beyond the parties’ control) or other assumptions.

RISK FACTORS

An investment in our common stock involves a number of very significant risks. You should carefully consider the following known material risks and uncertainties in addition to other information in this prospectus in evaluating our company and its business before purchasing shares of our company’s common stock. You could lose all or part of your investment due to any of these risks.

RISKS RELATING TO OUR COMPANY

Our auditors have expressed substantial doubt about our ability to continue as a going concern.

Our audited financial statements for the year ended March 31, 2018 were prepared assuming that we will continue our operations as a going concern. We were incorporated on March 15, 2016, and do not have a history of earnings. As a result, our independent accountants in their audit report have expressed substantial doubt about our ability to continue as a going concern. Continued operations are dependent on our ability to complete equity or debt financings or generate profitable operations. Such financings may not be available or may not be available on reasonable terms. Our financial statements do not include any adjustments that may result from the outcome of this uncertainty.

We will likely need additional capital to sustain our operations and will likely need to seek further financing, which we may not be able to obtain on acceptable terms or at all. If we fail to raise additional capital, as needed, our ability to implement our business model and strategy could be compromised.

We have limited capital resources and operations. To date, our operations have been funded entirely from the proceeds of debt and equity financings. We expect to require substantial additional capital in the near future to expand our product lines, develop our intellectual property base, and establish our targeted levels of commercial production. We may not be able to obtain additional financing on terms acceptable to us, or at all.

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Even if we obtain financing for our near-term operations, we expect that we will require additional capital thereafter. Our capital needs will depend on numerous factors including: (i) our profitability; (ii) the release of competitive products by our competition; (iii) the level of our investment in research and development; and (iv) the amount of our capital expenditures, including acquisitions. We cannot assure you that we will be able to obtain capital in the future to meet our needs.

If we raise additional funds through the issuance of equity or convertible debt securities, the percentage ownership held by our existing stockholders will be reduced and our stockholders may experience significant dilution. In addition, new securities may contain rights, preferences, or privileges that are senior to those of our Common Stock. If we raise additional capital by incurring debt, this will result in increased interest expense. If we raise additional funds through the issuance of securities, market fluctuations in the price of our shares of Common Stock could limit our ability to obtain equity financing.

We cannot give you any assurance that any additional financing will be available to us, or if available, will be on terms favorable to us. If we are unable to raise capital when needed, our business, financial condition, and results of operations would be materially adversely affected, and we could be forced to reduce or discontinue our operations.

We face intense competition and many of our competitors have greater resources that may enable them to compete more effectively.

The industries in which we operate in general are subject to intense and increasing competition. Some of our competitors may have greater capital resources, facilities, and diversity of product lines, which may enable them to compete more effectively in this market. Our competitors may devote their resources to developing and marketing products that will directly compete with our product lines. Due to this competition, there is no assurance that we will not encounter difficulties in obtaining revenues and market share or in the positioning of our products. There are no assurances that competition in our respective industries will not lead to reduced prices for our products. If we are unable to successfully compete with existing companies and new entrants to the market this will have a negative impact on our business and financial condition.

If our estimates related to future expenditures are erroneous or inaccurate, our business will fail and you could lose your entire investment.

Our success is dependent in part upon the accuracy of our management’s estimates of our future cost expenditures for legal and accounting services (including those we expect to incur as a publicly reporting company), for website marketing and development expenses, and for administrative expenses, which management estimates to be approximately $500,000 over the next twelve months. If such estimates are erroneous or inaccurate, or if we encounter unforeseen costs, we may not be able to carry out our business plan, which could result in the failure of our business and the loss of your entire investment.

If we are not able to develop out business as anticipated, we may not be able to generate meaningful revenues or achieve profitability and you may lose your investment.

We were incorporated on March 15, 2016, and our accumulated loss for the period from March 15, 2016 (inception) to September 30, 2018 was $3,407,857. During our fiscal year ended March 31, 2018, we earned revenue from our CBD product lines of $197,554. During the six months ended September 30, 2018, we earned revenue from our product lines of $59,400. Our business prospects are difficult to predict because of our limited operating history, and unproven business strategy. Our primary business activities will be focused on the commercialization of our brands. Although we believe that our business plan has significant profit potential, we may not attain profitable operations and our management may not succeed in realizing our business objectives. If we are not able to develop out business as anticipated, we may not be able to generate revenues or achieve profitability and you may lose your entire investment.

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We are an independent brand licensing company, with no experience in the market, and failure to successfully compensate for this inexperience may adversely impact our operations and financial position.

We operate as an independent business, whose existence is predicated on the brand name Applied BioSciences, and we have no substantial tangible assets in a highly competitive industry. We have little operating history, no customer base and little revenue to date. This makes it difficult to evaluate our future performance and prospects. Our business must be considered in light of the risks, expenses, delays and difficulties frequently encountered in establishing a new business in an emerging and evolving industry characterized by intense competition, including:

•	our business model and strategy are still evolving and are continually being reviewed and revised;
•	we may not be able to raise the capital required to develop our initial customer base and reputation;
•	we may not be able to successfully implement our business model and strategy; and
•	our management consists is conducted largely by one persons, Chris Bridges, our President and a director.

We cannot be sure that we will be successful in meeting these challenges and addressing these risks and uncertainties. If we are unable to do so, our business will not be successful and the value of your investment in our company will decline.

Potential disputes related to the existing agreement pursuant to which we purchased the intellectual property rights underlying our business could result in the loss of rights that are material to our business.

The acquisition of the intellectual property of Stony Hill Ventures, by way of the Share Exchange Agreement, by and among the Company, Stony Hill Ventures Corp., and the holders of common stock of Stony Hill Ventures, is of critical importance to our business and involves complex legal, business, and scientific issues. Although we have clear title to and no restrictions to use our intellectual property, disputes may arise regarding the Share Exchange Agreement, including but not limited to, the breaches of representations or other interpretation-related issues. If disputes over intellectual property that we have acquired under the Share Exchange Agreement prevent or impair our ability to maintain our current intellectual property, we may be unable to successfully develop and commercialize our business.

We expect to suffer losses in the immediate future that may cause us to curtail or discontinue our operations.

We expect to incur operating losses in future periods. These losses will occur because we do not yet have any revenues to offset the expenses associated with the development of brand and our business operations, generally. We cannot guarantee that we will ever be successful in generating revenues in the future. We recognize that if we are unable to generate revenues, we will not be able to earn profits or continue operations. There is no history upon which to base any assumption as to the likelihood that we will prove successful, and we can provide investors with no assurance that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will almost certainly fail.

The loss of the services of Chris Bridges, our President, or our failure to timely identify and retain competent personnel could negatively impact our ability to develop our business and sell our products.

We are highly dependent on our President, Chris Bridges. The development of our brand licensing business will continue to place a significant strain on our limited personnel, management, and other resources. Our future success depends upon the continued services of our executive officers who are developing our business, and on our ability to identify and retain competent consultants and employees with the skills required to execute our business objectives. The loss of the services of Chris Bridges or our failure to timely identify and retain competent personnel would negatively impact our ability to develop our business and license our brand, which could adversely affect our financial results and impair our growth.

Prospective customers may be deterred from doing business with a company with a significant nationwide online presence because of fears of federal or state enforcement of laws prohibiting possession and sale of medical or recreational marijuana.

Our website is visible in jurisdictions where medicinal and/or recreational use of marijuana-related products is not permitted and, as a result, we may be found to be violating the laws of those jurisdictions.

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Marijuana is illegal under federal law.

Marijuana is a Schedule-I controlled substance and is illegal under federal law. Even in those states in which the use of marijuana has been legalized, its use remains a violation of federal law. Since federal law criminalizing the use of marijuana preempts state laws that legalize its use, strict enforcement of federal law regarding marijuana-related products would likely result in our inability to proceed with our business plan, especially in respect of our production of SBD products. In addition, our assets, including real property, cash, equipment and other goods, could be subject to asset forfeiture because marijuana is federally illegal.

In February 2017, the Trump administration announced that there may be “greater enforcement” of federal laws regarding marijuana. Any such enforcement actions could have a negative effect on our business and results of operations.

The US Food and Drug Administration (“FDA”) and other government regulation may restrict our ability to sell our products.

We are subject to various federal, state and local laws and regulations affecting our business. Our products are subject to regulation by the FDA, including regulations with respect to labeling of products, approval of ingredients in products, claims made regarding the products, and disclosure of product ingredients. If we do not comply with these regulations, the FDA could force us to stop selling the affected products or require us to incur substantial costs in adopting measures to maintain compliance with these regulations. Our advertising claims regarding our products are subject to the jurisdiction of the FTC as well as the FDA. In both cases we are required to obtain scientific data to support any advertising or labeling health claims we make concerning our products. If we are unable to provide the required support for such claims, the FTC may stop us from making such claims or require the company to stop selling the affected products.

Our insurance coverage may be inadequate to cover all significant risk exposures.

We will be exposed to liabilities that are unique to the products we provide. While we intend to maintain insurance for certain risks, the amount of our insurance coverage may not be adequate to cover all claims or liabilities, and we may be forced to bear substantial costs resulting from risks and uncertainties of our business. It is also not possible to obtain insurance to protect against all operational risks and liabilities. The failure to obtain adequate insurance coverage on terms favorable to us, or at all, could have a material adverse effect on our business, financial condition, and results of operations. We do not have any business interruption insurance. Any business disruption or natural disaster could result in substantial costs and diversion of resources.

Because we do not have an audit or compensation committee, stockholders will have to rely on our officers and directors, none of whom are independent, to perform these functions.

Because we do not have an audit or compensation committee, stockholders will have to rely on our officers and directors, most of whom are not independent, to perform these functions. Thus, there is a potential conflict of interest in that our officers and directors have the authority to determine issues concerning management compensation, nominations, and audit issues that may affect management decisions.

Our failure to protect our intellectual property and proprietary technology may significantly impair our competitive advantage.

Our success and ability to compete depends in large part upon protecting our proprietary technology. We rely on a combination of patent, trademark and trade secret protection, nondisclosure and nonuse agreements to protect our proprietary rights. The steps we have taken may not be sufficient to prevent the misappropriation of our intellectual property, particularly in foreign countries where the laws may not protect our proprietary rights as fully as in the United States. The patent and trademark law and trade secret protection may not be adequate to deter third party infringement or misappropriation of our patents, trademarks and similar proprietary rights.

We may in the future initiate claims or litigation against third parties for infringement of our proprietary rights in order to determine the scope and validity of our proprietary rights or the proprietary rights of our competitors. These claims could result in costly litigation and the diversion of our technical and management personnel.

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We may face costly intellectual property infringement claims, the result of which would decrease the amount of cash we would anticipate to operate and complete our business plan.

We anticipate that from time to time we will receive communications from third parties asserting that we are infringing certain copyright, trademark and other intellectual property rights of others or seeking indemnification against alleged infringement. If anticipated claims arise, we will evaluate their merits. Any claims of infringement brought of third parties could result in protracted and costly litigation, damages for infringement, and the necessity of obtaining a license relating to one or more of our products or current or future technologies, which may not be available on commercially reasonable terms or at all. Litigation, which could result in substantial cost to us and diversion of our resources, may be necessary to enforce our patents or other intellectual property rights or to defend us against claimed infringement of the rights of others. Any intellectual property litigation and the failure to obtain necessary licenses or other rights could have a material adverse effect on our business, financial condition and results of operations.

We incur costs associated with SEC reporting compliance, which may significantly affect our financial condition.

The Company made the decision to become an SEC “reporting company” in order to comply with applicable laws and regulations. We incur certain costs of compliance with applicable SEC reporting rules and regulations including, but not limited to attorneys’ fees, accounting and auditing fees, other professional fees, financial printing costs and Sarbanes-Oxley compliance costs in an amount estimated at approximately $75,000 per year. On balance, the Company determined that the incurrence of such costs and expenses was preferable to the Company being in a position where it had very limited access to additional capital funding.

We may be required to incur significant costs and require significant management resources to evaluate our internal control over financial reporting as required under Section 404 of the Sarbanes-Oxley Act, and any failure to comply or any adverse result from such evaluation may have an adverse effect on our stock price.

As a smaller reporting company as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended, we are required to evaluate our internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002 (“Section 404”). Section 404 requires us to include an internal control report with our Annual Report on Form 10-K. This report must include management’s assessment of the effectiveness of our internal control over financial reporting as of the end of the fiscal year. This report must also include disclosure of any material weaknesses in internal control over financial reporting that we have identified. Failure to comply, or any adverse results from such evaluation could result in a loss of investor confidence in our financial reports and have an adverse effect on the trading price of our equity securities. Achieving continued compliance with Section 404 may require us to incur significant costs and expend significant time and management resources. No assurance can be given that we will be able to fully comply with Section 404 or that we and our independent registered public accounting firm would be able to conclude that our internal control over financial reporting is effective at fiscal year-end. As a result, investors could lose confidence in our reported financial information, which could have an adverse effect on the trading price of our securities, as well as subject us to civil or criminal investigations and penalties. In addition, our independent registered public accounting firm may not agree with our management’s assessment or conclude that our internal control over financial reporting is operating effectively.

We may not be able to meet the internal control reporting requirements imposed by the SEC resulting in a possible decline in the price of our common stock and our inability to obtain future financing.

As directed by Section 404 of the Sarbanes-Oxley Act, the SEC adopted rules requiring each public company to include a report of management on the company’s internal controls over financial reporting in its annual reports. Although the Dodd-Frank Wall Street Reform and Consumer Protection Act exempts companies with a public float of less than $75 million from the requirement that our independent registered public accounting firm attest to our financial controls, this exemption does not affect the requirement that we include a report of management on our internal control over financial reporting and does not affect the requirement to include the independent registered public accounting firm’s attestation if our public float exceeds $75 million.

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While we expect to expend significant resources in developing the necessary documentation and testing procedures required by Section 404 of the Sarbanes-Oxley Act, there is a risk that we may not be able to comply timely with all of the requirements imposed by this rule. Regardless of whether we are required to receive a positive attestation from our independent registered public accounting firm with respect to our internal controls, if we are unable to do so, investors and others may lose confidence in the reliability of our financial statements and our stock price and ability to obtain equity or debt financing as needed could suffer.

In addition, in the event that our independent registered public accounting firm is unable to rely on our internal controls in connection with its audit of our financial statements, and in the further event that it is unable to devise alternative procedures in order to satisfy itself as to the material accuracy of our financial statements and related disclosures, it is possible that we would be unable to file our Annual Report on Form 10-K with the SEC, which could also adversely affect the market for and the market price of our common stock and our ability to secure additional financing as needed.

RISKS ASSOCIATED WITH OUR SECURITIES

The market price of our common stock is volatile, leading to the possibility of its value being depressed at a time when you may want to sell your holdings.

Our shares of common stock are quoted over-the-counter on the OTCQB tier of the OTC Markets Group Inc. The trading price of our common stock has been and is likely to continue to be highly volatile. Since we began trading on May 10, 2016, our stock price has ranged from $0.60 to $5.50. There are many days in which there is no or insignificant trading volume in our common stock. The absence of any significant activity can result in a very volatile stock. When there is little trading activity, the purchase or sale of a relatively small number of shares could result in a disproportionate change in the stock price. In addition, numerous other factors, many of which are beyond our control, may cause the market price of our common stock to fluctuate significantly. In addition to market and industry factors, the price and trading volume for our common stock may be highly volatile for specific business reasons. Factors such as variations in our revenues, earnings and cash flow, and announcements of new investments, potential cooperation arrangements or acquisitions could cause the market price for our shares to change substantially. Securities class action litigation is often instituted against companies following periods of volatility in their stock price. This type of litigation could result in substantial costs to us and divert our management’s attention and resources.

Our stock is thinly traded, sale of your holding may take a considerable amount of time.

The shares of our common stock are thinly-traded on the OTCQB, meaning that the number of persons interested in purchasing our Common Stock at or near bid prices at any given time may be relatively small or non-existent. Consequently, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. We cannot give you any assurance that a broader or more active public trading market for our Common Stock will develop or be sustained, or that current trading levels will be sustained. Due to these conditions, we can give you no assurance that you will be able to sell your shares at or near bid prices or at all if you need money or otherwise desire to liquidate your shares.

Shares eligible for future sale may adversely affect the market.

From time to time, certain of our stockholders may be eligible to sell all or some of their shares of Common Stock by means of ordinary brokerage transactions in the open market pursuant to Rule 144 promulgated under the Securities Act, subject to certain limitations. In general, pursuant to amended Rule 144, non-affiliate stockholders may sell freely after six months subject only to the current public information requirement. Affiliates may sell after six months subject to the Rule 144 volume, manner of sale (for equity securities), current public information and notice requirements. Any substantial sales of our Common Stock pursuant to Rule 144 may have a material adverse effect on the market price of our Common Stock.

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Our common stock is subject to the “penny stock” rules of the SEC and the trading market in our securities is limited, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.

Under U.S. federal securities legislation, our common stock will constitute “penny stock”. Penny stock is any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require that a broker or dealer approve a potential investor’s account for transactions in penny stocks, and the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve an investor’s account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience objectives of the person, and make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlight form sets forth the basis on which the broker or dealer made the suitability determination. Brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock. Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Financial Industry Regulatory Authority (“FINRA”) sales practice requirements may also limit a stockholder’s ability to buy and sell our Common Stock, which could depress the price of our Common Stock.

In addition to the “penny stock” rules described above, FINRA has adopted rules that require a broker-dealer to have reasonable grounds for believing that the investment is suitable for that customer before recommending an investment to a customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives, and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. Thus, the FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our Common Stock, which may limit your ability to buy and sell our shares of Common Stock, have an adverse effect on the market for our shares of Common Stock, and thereby depress our price per share of Common Stock.

We may, in the future, issue additional common shares, which would reduce investors’ percent of ownership and may dilute our share value.

Our Articles of Incorporation authorize the issuance of 200,000,000 shares of common stock. As of November 29, 2018, the Company had 11,584,613 shares of common stock issued and outstanding. Accordingly, we may issue up to an additional 188,415,387 shares of common stock. The future issuance of common stock and/or preferred stock will result in substantial dilution in the percentage of our common stock held by our then existing shareholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

State securities laws may limit secondary trading, which may restrict the states in which and conditions under which you can sell the shares offered by this prospectus.

Secondary trading in common stock sold in this offering will not be possible in any state until the common stock is qualified for sale under the applicable securities laws of the state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in the state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, the common stock in any particular state, the common stock could not be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our common stock, the liquidity for the common stock could be significantly impacted thus causing you to realize a loss on your investment.

The Company does not intend to seek registration or qualification of its shares of common stock the subject of this offering in any State or territory of the United States. Aside from a “secondary trading” exemption, other exemptions under state law and the laws of US territories may be available to purchasers of the shares of common stock sold in this offering,

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Anti-takeover effects of certain provisions of Nevada state law hinder a potential takeover of us.

Though not now, we may be or in the future we may become subject to Nevada’s control share law. A corporation is subject to Nevada’s control share law if it has more than 200 stockholders, at least 100 of whom are stockholders of record and residents of Nevada, and it does business in Nevada or through an affiliated corporation. The law focuses on the acquisition of a “controlling interest” which means the ownership of outstanding voting shares sufficient, but for the control share law, to enable the acquiring person to exercise the following proportions of the voting power of the corporation in the election of directors: (i) one-fifth or more but less than one-third, (ii) one-third or more but less than a majority, or (iii) a majority or more. The ability to exercise such voting power may be direct or indirect, as well as individual or in association with others.

The effect of the control share law is that the acquiring person, and those acting in association with it, obtains only such voting rights in the control shares as are conferred by a resolution of the stockholders of the corporation, approved at a special or annual meeting of stockholders. The control share law contemplates that voting rights will be considered only once by the other stockholders. Thus, there is no authority to strip voting rights from the control shares of an acquiring person once those rights have been approved. If the stockholders do not grant voting rights to the control shares acquired by an acquiring person, those shares do not become permanent non-voting shares. The acquiring person is free to sell its shares to others. If the buyers of those shares themselves do not acquire a controlling interest, their shares do not become governed by the control share law.

If control shares are accorded full voting rights and the acquiring person has acquired control shares with a majority or more of the voting power, any stockholder of record, other than an acquiring person, who has not voted in favor of approval of voting rights is entitled to demand fair value for such stockholder’s shares.

Nevada’s control share law may have the effect of discouraging takeovers of the corporation.

In addition to the control share law, Nevada has a business combination law which prohibits certain business combinations between Nevada corporations and “interested stockholders” for three years after the “interested stockholder” first becomes an “interested stockholder,” unless the corporation’s board of directors approves the combination in advance. For purposes of Nevada law, an “interested stockholder” is any person who is (i) the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the outstanding voting shares of the corporation, or (ii) an affiliate or associate of the corporation and at any time within the three previous years was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then outstanding shares of the corporation. The definition of the term “business combination” is sufficiently broad to cover virtually any kind of transaction that would allow a potential acquiror to use the corporation’s assets to finance the acquisition or otherwise to benefit its own interests rather than the interests of the corporation and its other stockholders.

The effect of Nevada’s business combination law is to potentially discourage parties interested in taking control of us from doing so if it cannot obtain the approval of our board of directors.

Because we do not intend to pay any cash dividends on our common stock, our stockholders will not be able to receive a return on their shares unless they sell them.

We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them. Stockholders may never be able to sell shares when desired. Before you invest in our securities, you should be aware that there are various risks. You should consider carefully these risk factors, together with all of the other information included in this annual report before you decide to purchase our securities. If any of the following risks and uncertainties develop into actual events, our business, financial condition or results of operations could be materially adversely affected.

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USE OF PROCEEDS

We will not receive any proceeds from the sale of shares of our Common Stock by the Selling Stockholder. However, we will receive proceeds from the sale of Call Shares to Triton Funds LP. We will use these proceeds for general corporate and working capital purposes and acquisitions or assets, businesses or operations or for other purposes that our board of directors, in its good faith, deems to be in the best interest of the Company.

We will pay for expenses of this offering, except that the Selling Stockholder will pay any broker discounts or commissions or equivalent expenses and expenses of its legal counsel applicable to the sale of its shares.

DETERMINATION OF THE OFFERING PRICE

The Selling Shareholders may sell their shares in the over-the-counter market or otherwise, at market prices prevailing at the time of sale, at prices related to the prevailing market price, or at negotiated prices. We will not receive any proceeds from the sale of Common Stock by the Selling Shareholders.

DILUTION

The sale of our Common Stock to Triton in accordance with the Purchase Agreement dated October 15, 2018 will have a dilutive impact on our stockholders. As a result, our net loss per share could decrease in future periods and the market price of our Common Stock could decline. In addition, the lower our stock price is at the time we exercise our put option, the more shares of our Common Stock we will have to issue to Triton pursuant to the Purchase Agreement. If our stock price decreases during the pricing period, then our existing stockholders would experience greater dilution.

Purchase Agreement with Triton

On October 15, 2018, we entered into the Purchase Agreement with Triton. Pursuant to the terms of the Purchase Agreement, Triton, an institutional investor, committed to purchase up to $1,333,333 of our Common Stock until June 30, 2019 or until $1,333,333 of Call Shares have been sold to Triton. Triton may deliver a call notice to us which states the number of shares of Common Stock that Triton intends to purchase form us on a date specified in such notice; provided, however, that Triton may not purchase more than $300,000 of our Common Stock in a 30business day period. The purchase price per share to be paid by Triton. will be the 75% of the of lowest trading price of the Common Stock during the five trading days prior to the date on which Triton delivers a call notice to us.

The number of shares of Common Stock subject to any call notice, plus any shares of Common Stock then owned by the Investor, shall not exceed a beneficial ownership limitation of 4.99% outstanding immediately after giving effect to the issuance of shares of Common Stock issuable pursuant to a Call Notice.

In connection with the Purchase Agreement with Triton, we also entered into a Registration Rights Agreement, dated October 15, 2018, with Triton, pursuant to which we agreed to use our best efforts to file with the Securities and Exchange Commission a registration statement, covering the resale of 1,333,333 shares of our Common Stock underlying the Purchase Agreement, by November 15, 2018. Additionally, pursuant to the terms and conditions of the Letter Agreement, we agreed to register for resale 25,000 shares of common stock issued to Triton LLC.

The 1,358,333 shares being offered pursuant to this Prospectus represent 11.7% of the shares issued and outstanding, assuming that the Selling Stockholders will sell all of the shares offered for sale, Triton has agreed to refrain from holding a number of shares that would result in Triton owning more than 4.9% of the then outstanding shares of our Common Stock at any one time.

At an assumed purchase price of $0.75 (equal to 75% of the closing price of our Common Stock of $1.00 on November 29, 2018), we will receive $1,000,000 in net proceeds, assuming the sale of all 1,333,333 shares of our Common Stock pursuant to the Purchase Agreement with Triton. We will not receive any proceeds from the sale of the 25,000 shares of common stock issued to Triton LLC.

Existing stockholders of our Common Stock in the offering will experience an immediate increase in the net tangible book value per share of our Common Stock. Our net tangible book value as of September 30, 2018, was $650,383, or $0.06 per share of our Common Stock (based upon 10,677,110 shares of our Common Stock outstanding on September 30, 2018). Net tangible book value per share is equal to our total net tangible book value, which is our total tangible assets less our total liabilities divided by the number of shares of our outstanding Common Stock. Increase per share equals the difference between the amount per share paid by purchasers of shares of Common Stock in the rights offering and the net tangible book value per share of our Common Stock immediately after the rights offering.

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Based on the aggregate offering of a maximum of 1,333,333 shares and an assumed purchase price of $0.75 (equal to 75% of the closing price of our Common Stock of $1.00 on November 29, 2018) and the application of the estimated $1,000,000 of net proceeds from the offering, our pro forma net tangible book value as of September 30, 2018, net of offering expenses of $9,161.59 would be $1,641,342 or $0.14 per share. This represents an immediate increase in net tangible book value to existing stockholders of $0.08 per share and an immediate dilution of $0.61 to Triton in this offering, as illustrated in the following table:

Assumed purchase price per share in this offering		0.75
Net tangible book value per share as of September 30, 2018	0.06
Increase in net tangible book value per share attributable to this offering	0.08
Adjusted net tangible book value per share as of September 30, 2018, after giving effect to the offering		0.14
Dilution per share in this offering		0.61

Triton has the right, but not the obligation, to purchase $300,000 our Common Stock, in each 30-business day period, under the Purchase Agreement and Triton will, in turn, sell such shares to investors in the market at the market price. This may cause our stock price to decline, which will require us to issue increasing numbers of Common Shares to Triton to raise the same amount of funds, as our stock price declines.

The proceeds received from any Call Shares issued to Triton under the Purchase Agreement will be used for general corporate and working capital purposes and acquisitions or assets, businesses or operations or for other purposes that our board of directors, in its good faith deem to be in the best interest of the Company.

SELLING SECURITY HOLDERS

This Prospectus relates to the resale of up to 1,333,333 shares of the Common Shares, issuable to Triton, the Selling Stockholder pursuant to Triton’s right to purchase Call Shares from us under the Purchase Agreement. The Purchase Agreement permits Triton to purchase up to $1,333,333 of shares of our Common Stock from us until June 30, 2018 or until $1,333,333 Call Shares have been called. Additionally, pursuant to the terms and conditions of the Letter Agreement, we agreed to register for resale 25,000 shares of common stock issued to Triton LLC. We are not receiving any proceeds from the sale of the 25,000 shares of common stock issued to Triton LLC.

The Selling Stockholder may offer and sell, from time to time, any or all of the shares of our Common Stock to be sold to the Selling Stockholder under the Purchase Agreement. Additionally, Triton LLC may offer and sell, at any time, the 25,000 shares of Common Stock issued to Triton LLC under the Letter Agreement. We are not receiving any proceeds from the sale of the 25,000 shares of common stock issued to Triton LLC.

The following table sets forth certain information regarding the beneficial ownership of shares of Common Stock by the Selling Stockholder as of November 29, 2018 and the number of shares of our Common Stock being offered pursuant to this Prospectus. We believe that the Selling Stockholder will have sole voting and investment powers over its shares.

Because the Selling Stockholders may offer and sell all or only some portion of the 1,358,333 shares of our Common Stock being offered pursuant to this Prospectus, the numbers in the table below representing the amount and percentage of these shares of our Common Stock that will be held by the Selling Stockholders upon termination of the offering are only estimates based on the assumption that the Selling Stockholders will sell all of its shares of our Common Stock being offered in the offering.

The Selling Stockholder has not had any position or office, or other material relationship with us or any of our affiliates over the past three years.

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To our knowledge, the Selling Stockholder is not a broker-dealer or an affiliate of a broker-dealer. We may require the Selling Stockholder to suspend the sales of the shares of our Common Stock being offered pursuant to this Prospectus upon the occurrence of any event that makes any statement in this Prospectus or the related registration statement untrue in any material respect or that requires the changing of statements in those documents in order to make statements in those documents not misleading.

Name of Selling Stockholder	Shares Owned by Selling Stockholder before the Offering(1)	Total Shares Offered in the Offering	Number of Shares to Be Owned by Selling Stockholder After the Offering and Percent of Total Issued and Outstanding Shares(1)
			# of Shares(2)	% of Class(2)
Triton Funds LP(3)(4)	0	1,333,333	0	*
Triton Funds, LLC(3)(4)	25,000	25,000	0	*

_________

* Less than 1%

(1)	Beneficial ownership is determined in accordance with Securities and Exchange Commission rules and generally includes voting or investment power with respect to shares of Common Stock. Shares of Common Stock subject to options and warrants currently exercisable, or exercisable within 60 days, are counted as outstanding for computing the percentage of the person holding such options or warrants but are not counted as outstanding for computing the percentage of any other person.
(2)	We have assumed that the Selling Stockholder will sell all of the shares being offered in this offering.
(3)	Yash Thukral, Sam Yaffa, and Nathan Yee have the voting and dispositive power over the shares prospectively to be owned by Triton Funds LP and the shares held by Triton LLC.
(4)	As of November 29, 2018, Triton held 0 shares of our Common Stock pursuant to the Purchase Agreement and Triton LLC held 25,000 shares issued under the Letter Agreement.

PLAN OF DISTRIBUTION

This Prospectus relates to the resale of up to 1,333,333 shares of the Common Shares, issuable to Triton, a Selling Stockholder pursuant to Triton’s right to purchase Call Shares from us under the Purchase Agreement. The Purchase Agreement permits Triton to purchase up to $1,333,333 in shares of our Common Stock from us until June 30, 2018 or until $1,333,333 of Call Shares have been called. Additionally, pursuant to the terms and conditions of the Letter Agreement, are registering for resale 25,000 shares of common stock issued to Triton LLC. We will not receive any proceeds from the offer and sale of the 25,000 shares of common stock held by Triton LLC.

The Purchase Agreement with Triton is non-transferable.

At an assumed purchase price under the Purchase Agreement of $0.75 (equal to 75% of the closing price of our Common Stock of $1.00 on November 29, 2018), we will be able to receive up to $1,000,000 in net proceeds, assuming the sale of the entire 1,333,333 Call Shares being registered hereunder pursuant to the Purchase Agreement. At an assumed purchase price of $0.75 (equal to 75% of the closing price of our Common Stock of $1.00 on November 29, 2018) under the Purchase Agreement, we would not be required to register additional shares to obtain the $1,000,000 under the Purchase Agreement. Due to the floating offering price, we are not able to determine the exact number of shares that we will issue under the Purchase Agreement.

The Selling Shareholders may, from time to time sell any or all of their shares of Common Stock on any market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Shareholders may use any one or more of the following methods when selling shares:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits the purchaser;
●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal;
●	facilitate the transaction;
●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
●	an exchange distribution in accordance with the rules of the applicable exchange;
●	privately negotiated transactions;
●	broker-dealers may agree with the Selling Shareholders to sell a specified number of such shares at a stipulated price per share;
●	a combination of any such methods of sale; and
●	any other method permitted pursuant to applicable law.

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The Selling Stockholder may also sell securities under Rule 144 under the Securities Act of 1933, if available, rather than under this Prospectus.

Broker-dealers engaged by the Selling Stockholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholder (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

Triton is an underwriter within the meaning of the Securities Act of 1933 and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act of 1933 in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act of 1933. We are required to pay certain fees and expenses incurred by us incident to the registration of the securities.

The Selling Stockholder will be subject to the Prospectus delivery requirements of the Securities Act of 1933 including Rule 172 thereunder.

The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Securities Exchange Act of 1934, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the Common Stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholder will be subject to applicable provisions of the Securities Exchange Act of 1934 and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of securities of the Common Stock by the Selling Stockholder or any other person. We will make copies of this Prospectus available to the Selling Stockholder and will inform it of the need to deliver a copy of this Prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act of 1933).

DESCRIPTION OF SECURITIES

Common Stock

We are authorized to issue an aggregate number of 205,000,000 shares of capital stock, $0.00001 par value per share, consisting of 200,000,000 shares of Common Stock and 5,000,000 shares of Preferred Stock. On the date hereof, there were 11,584,613 shares of common stock issued and outstanding, and no shares of Preferred Stock issued and outstanding. Each share of common stock entitles the holder to one (1) vote on each matter submitted to a vote of our shareholders, including the election of Directors. There is no cumulative voting. Subject to preferences that may be applicable to any outstanding preferred stock, our Shareholders are entitled to receive ratably such dividends, if any, as may be declared from time to time by the Board of Directors. Shareholders have no preemptive, conversion or other subscription rights. There are no redemption or sinking fund provisions related to the common stock. In the event of liquidation, dissolution or winding up of the Company, our Shareholders are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of preferred stock, if any, then outstanding.

Options

We have no options to purchase shares of our common stock or any other of our securities outstanding as of the date of this prospectus.

Warrants

We have no warrants to purchase shares of our common stock or any other of our securities outstanding as of the date of this Prospectus.

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Dividends

Dividends, if any, will be contingent upon our revenues and earnings, if any, capital requirements and financial conditions. The payment of dividends, if any, will be within the discretion of our board of directors. We intend to retain earnings, if any, for use in its business operations and accordingly, the board of directors does not anticipate declaring any dividends in the foreseeable future.

Transfer Agent and Registrar

Our transfer agent is VStock Transfer, whose address is 18 Lafayette Place, Woodmere, New York, and whose telephone number is (212) 828-8436.

Indemnification of Officers and Directors

Subsection 7 of Section 78.138 of the Nevada Revised Statutes (the “Nevada Law”) provides that, subject to certain very limited statutory exceptions, a director or officer is not individually liable to the corporation or its stockholders or creditors for any damages as a result of any act or failure to act in his or her capacity as a director or officer, unless it is proven that the act or failure to act constituted a breach of his or her fiduciary duties as a director or officer and such breach of those duties involved intentional misconduct, fraud or a knowing violation of law. The statutory standard of liability established by Section 78.138 controls even if there is a provision in the corporation’s articles of incorporation unless a provision in the Company’s Articles of Incorporation provides for greater individual liability.

Subsection 1 of Section 78.7502 of the Nevada Law empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (any such person, a “Covered Person”), against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the Covered Person in connection with such action, suit or proceeding if the Covered Person is not liable pursuant to Section 78.138 of the Nevada Law or the Covered Person acted in good faith and in a manner the Covered Person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceedings, had no reasonable cause to believe the Covered Person’s conduct was unlawful.

Subsection 2 of Section 78.7502 of the Nevada Law empowers a corporation to indemnify any Covered Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in the capacity of a Covered Person against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by the Covered Person in connection with the defense or settlement of such action or suit, if the Covered Person is not liable pursuant to Section 78.138 of the Nevada Law or the Covered Person acted in good faith and in a manner the Covered Person reasonably believed to be in or not opposed to the best interests of the Company. However, no indemnification may be made in respect of any claim, issue or matter as to which the Covered Person shall have been adjudged by a court of competent jurisdiction (after exhaustion of all appeals) to be liable to the corporation or for amounts paid in settlement to the corporation unless and only to the extent that the court in which such action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances the Covered Person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Section 78.7502 of the Nevada Law further provides that to the extent a Covered Person has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in Subsection 1 or 2, as described above, or in the defense of any claim, issue or matter therein, the corporation shall indemnify the Covered Person against expenses (including attorneys’ fees) actually and reasonably incurred by the Covered Person in connection with the defense.

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Subsection 1 of Section 78.751 of the Nevada Law provides that any discretionary indemnification pursuant to Section 78.7502 of the Nevada Law, unless ordered by a court or advanced pursuant to Subsection 2 of Section 78.751, may be made by a corporation only as authorized in the specific case upon a determination that indemnification of the Covered Person is proper in the circumstances. Such determination must be made (a) by the stockholders, (b) by the board of directors of the corporation by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding, (c) if a majority vote of a quorum of such non-party directors so orders, by independent legal counsel in a written opinion, or (d) by independent legal counsel in a written opinion if a quorum of such non-party directors cannot be obtained.

Subsection 2 of Section 78.751 of the Nevada Law provides that a corporation’s articles of incorporation or bylaws or an agreement made by the corporation may require the corporation to pay as incurred and in advance of the final disposition of a criminal or civil action, suit or proceeding, the expenses of officers and directors in defending such action, suit or proceeding upon receipt by the corporation of an undertaking by or on behalf of the officer or director to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the corporation. Subsection 2 of Section 78.751 further provides that its provisions do not affect any rights to advancement of expenses to which corporate personnel other than officers and directors may be entitled under contract or otherwise by law.

Subsection 3 of Section 78.751 of the Nevada Law provides that indemnification pursuant to Section 78.7502 of the Nevada Law and advancement of expenses authorized in or ordered by a court pursuant to Section 78.751 does not exclude any other rights to which the Covered Person may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his or her official capacity or in another capacity while holding his or her office. However, indemnification, unless ordered by a court pursuant to Section 78.7502 or for the advancement of expenses under Subsection 2 of Section 78.751 of the Nevada Law, may not be made to or on behalf of any director or officer of the corporation if a final adjudication establishes that his or her acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and were material to the cause of action. Additionally, the scope of such indemnification and advancement of expenses shall continue for a Covered Person who has ceased to be a director, officer, employee or agent of the corporation, and shall inure to the benefit of his or her heirs, exe

Section 78.752 of the Nevada Law empowers a corporation to purchase and maintain insurance or make other financial arrangements on behalf of a Covered Person for any liability asserted against such person and liabilities and expenses incurred by such person in his or her capacity as a Covered Person or arising out of such person’s status as a Covered Person whether or not the corporation has the authority to indemnify such person against such liability and expenses.

The Bylaws of the Company provide for indemnification of Covered Persons substantially identical in scope to that permitted under the Nevada Law. Such Bylaws provide that the expenses of directors and officers of the Company incurred in defending any action, suit or proceeding, whether civil, criminal, administrative or investigative, must be paid by the Company as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of such director or officer to repay all amounts so advanced if it is ultimately determined by a court of competent jurisdiction that the director or officer is not entitled to be indemnified by the Company.

DESCRIPTION OF BUSINESS

Our Corporate History and Background

Applied BioSciences Corp. was incorporated on February 21, 2014 under the laws of the State of Nevada, under the name “First Fixtures, Inc.” Under the laws of the State of Nevada, we amended our Articles of Incorporation to change our name to “Stony Hill Corp.” on October 13, 2016. On March 6, 2018, we amended our Articles of Incorporation to change our name to “Applied Biosciences Corp.” From our formation on February 21, 2014 until November 4, 2016, we were engaged in the business of being an online shopping mall specializing in bathroom and kitchen fixtures and faucets. Colin Povall served as President, Treasurer and sole director from February 21, 2014, until his resignation on October 3, 2016. Concurrent with his resignation, Mr. Povall appointed Damian Marley as the President and Chief Executive Officer, and sole member of the Board of Directors, Dan Dalton as the Treasurer, and John Brady as the Secretary. On February 10, 2017, the board of directors appointed Chris Bridges as our President. Concurrent with the appointment of Mr. Bridges, Damian “Jr. Gong” Marley resigned as our President and Chief Executive Officer. Mr. Marley also resigned as a director on March 5, 2018. Effective March 9, 2017, Chris Bridges was appointed a director of the Company. John Brady was also elected a director on December 29, 2017, and replaced Dan Dalton as Treasurer on January 5, 2018. Chris Bridges and John Brady presently comprise the board of directors of the Company.

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On September 21, 2018, John Brady resigned as Secretary and Treasurer of the Company, and the board of directors appointed John James “JJ” Southard was Secretary and Treasurer of the Company.

The Company does not have any current plans, arrangements, discussions or intentions, whether written or oral, to engage in a merger or acquisition with an identified or unidentified company or person to be used as a vehicle for a private company to become a reporting company.

From inception until we completed our reverse acquisition of Stony Hill Ventures, the principal business of being online shopping mall specializing in bathroom and kitchen fixtures and faucets.

Reverse Acquisition of Stony Hill Ventures

On November 4, 2016, the Company entered into a Share Exchange Agreement (the “Share Exchange Agreement”), by and among the Company, Stony Hill Ventures Corp., a Nevada corporation (“Stony Hill Ventures”), and the holders of common stock of Stony Hill Ventures. The holders of the common stock of Stony Hill Ventures consisted of 26 stockholders.

Under the terms and conditions of the Share Exchange Agreement, the Company offered, sold and issued 10,840,000 shares of common stock in consideration for all the issued and outstanding shares in Stony Hill Ventures. The effect of the issuance was that Stony Hill Ventures shareholders held, at the time, approximately 73% of the issued and outstanding shares of common stock of the Company.

As a result of the share exchange, Stony Hill Ventures became a wholly-owned subsidiary of the Company.

The share exchange transaction with Stony Hill Ventures was treated as a reverse acquisition, with Stony Hill Ventures as the acquiror and the Company as the acquired party. Unless the context suggests otherwise, when we refer in this Form 8-K to business and financial information for periods prior to the consummation of the reverse acquisition, we are referring to the business and financial information of Stony Hill Ventures.

Organization & Subsidiaries

We currently have one operating subsidiary, Applied Products, LLC, a Washington limited liability company.

Overview of Applied BioSciences

We are a diversified company focused on multiple areas of the medical, bioceutical and pet health industry. As a company in the bioceutical and pet health industries, the company is currently shipping to the majority of US states, as well as to multiple non-US countries. The Company is focused on select investment, consumer brands, and partnership opportunities in the recreational, health and wellness, nutraceutical, and media industries.

We have established key exclusive strategic alliances which serve to help accomplish the task of becoming the market leader. Directly and through our partners, we sell consumer products including health and wellness creams, tinctures, edibles, confections, clothing, apparel, and other various branded products.

Our principal administrative offices are located at 9701 Wilshire Blvd., Suite 1000, Beverly Hills, California 90212. Our website is www.appliedbiocorp.com.

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Primary Business

Applied BioSciences offers a broad selection of medical and consumer products including creams, balms, tinctures, concentrates and edibles and is organized for various investments under the Applied BioSciences brand as well as to conduct any other related business and activities. Applied BioSciences is the owner and has right to intellectual property, including trademark, trade names, images, likenesses and other associated intellectual property, such as the name “Remedi”, “Remedi Plus”, “TherPet” and “Equine Care.”

We intend to:

•	Establish a global medical and consumer platform and multiple brands;
•	Create of platform to partner and invest in various segments in the consumer industry; and
•	Establish key exclusive strategic alliances which serve to accomplish the task of becoming the market leader.

We currently independently or in conjunction with third parties, sell products focused on the medical, bioceutical and pet health industry. We source products from multiple production facilities in California, Colorado, Nevada and Florida.

Remedi and Remedi Plus

The team at Remedi are based in Colorado, and is a collaboration project of hemp industry professionals. With an advisory board of scientists, physicians, farmers and extraction specialists, Remedi has launched an initial line of Hemp Infused products focused on delivery methods with proven, noticeable effects. The State Approved Industrial Hemp farms in Colorado are required to grow their crops in a Pesticide-Free Environment. On Certified Organic land, the Hemp used to create the extracts in our products is certified by the Colorado Department of Agriculture to be free of any residual chemicals.

Currently there are 3 categories of the Remedi Brand:

•	Essential – designed for everyday life with essential flavors and natural organic ingredients;
•	Boost – designed for daily life infused with essential flavors, vitamins and minerals and natural additives; and
•	Relax – designed for relaxing and as a natural sleep aid with natural organic ingredients

TherPet

TherPet was established to create a new standard of care in the pet health industry by providing pet owners with safe, natural, veterinarian-recommended products. By placing pets over profits, TherPet delivers the highest quality cannabinoid-based nutraceuticals for cats, dogs and horses. The longer we can enrich our furry friends’ lives, the loner they can enrich ours.

TherPet Hemp Tinctures are formulated with your dog or cat’s holistic well-being as the central focus. Easily digested and dosed by the single drop, you can add this naturally-flavored supplement to your pet’s food, treats or easily right on their tongue. Beef and Peanut Butter for dogs, Chicken for Cats and Apple for Horses. Full Spectrum CBD Oil infused tinctures contain a wide range of beneficial cannabinoids and terpenes, extracted from CBD-rich industrial hemp, you will see the difference in your Pet’s quality of life.

Currently there are 3 categories of the TherPet Brand:

•	Canine – Beef and Peanut Butter Flavor;
•	Feline – Chicken Flavor; and
•	Equine Care – Apple Flavor.

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Equity Investments

As of September 30, 2018, we have a total of $873,300 of equity investments in the following four entities: High Times, GemmaCert formerly Cannabi-Tech Ltd., Precision Cultivation Systems, and Bailey Venture Partners XII LLC.

High Times

For more than 40 years, High Times has been the authoritative voice of authentic cannabis culture, including leading the fight for legalization and empowering entrepreneurs in this burgeoning industry. High Times’ content spans digital, social, video and print platforms as well as location-based events highlighted by the global Cannabis Cup franchise and the High Times Business Summit conference series.

GemmaCert

GemmaCert, based in Israel, states that it is developing the world’s first truly non-destructive detection device, which is affordable, quick and easy-to-use, for the precise testing of the composition and potency of cannabis flowers. The company’s proprietary technology features patented optical analysis and advanced imaging tools delivering the industry’s most accurate quality control testing of cannabis flowers, along with integrated cloud database, sorting and labeling systems, traceable packaging, mobile apps, and more.

Precision Cultivation Systems

Precision Cultivation Systems LLC is a company which represents itself as specializing in the design, manufacture, and implementation of its patent-pending award winning proprietary high-performance plant cultivation systems. Precision Cultivation Systems proudly designs, manufactures and assembles all core system components in the United States of America from medical grade plastics. Precision Cultivation Systems has decades of expertise in commercial cultivation, environmental science, plant physiology, engineering, and manufacturing to make it possible to not just grow but to grow with precision.

Bailey Ventures

Bailey Ventures XII LLC is an investment vehicle that was created to invest in Juul. Juul is an electronic cigarette company which spun off from PAX LABS in 2017, and makes the JUUL e-cigarette, a type of e-cigarette that uses nicotine salts that exist in leaf-based tobacco for its key ingredient.  The JUUL is widely regarded as the most popular e-cigarette in the United States at the end of 2017, and has a market share of approximately 75% of the e-cigarette dollar market share in the four-week period ended October 6, 2018, according to Nielsen data.

Patents, Trademarks, Licenses, Franchise Restrictions and Contractual Obligations & Concessions

We rely on a combination of trademark laws, trade secrets, confidentiality provisions and other contractual provisions to protect our proprietary rights, which are primarily our brand names, product designs and marks. We do not own any patents.

Government Regulation and Approvals

We are not aware of any governmental regulations or approvals for any of our products. We do not believe that we are subject to any government regulations relating to the ownership and licensing of our intellectual property.

Employees

As of the date hereof, we have 15 employees, 2 of whom are officers and directors who operate our company: Our President and director, Chris Bridges, and our Secretary, Treasurer and a director, JJ Southard.

Research and Development Expenditures

For the year ended March 31, 2018, we incurred no research or development expenditures.

Bankruptcy or Similar Proceedings

We have never been subject to bankruptcy, receivership or any similar proceeding.

We rely on a combination of trademark laws, trade secrets, confidentiality provisions and other contractual provisions to protect our proprietary rights, which are primarily our brand names, product designs and marks. We do not own patents.

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Facilities

Our current business address is 9701 Wilshire Blvd., Suite 1000, Beverly Hills, California 90212.

Reports to Security Holders

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and accordingly, file current and periodic reports, proxy statements and other information with the SEC. We have also filed with the Commission a Registration Statement on Form S-1, under the Securities Act of 1933, as amended, with respect to the securities offered by this prospectus. This prospectus, which forms a part of the registration statement, does not contain all the information set forth in the registration statement, as permitted by the rules and regulations of the Commission. You may obtain copies of our reports from the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549, on official business days during the hours of 10 A.M. to 3 P.M. or on the SEC’s website, at www.sec.gov. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

OUR EXECUTIVE OFFICES

Our corporate headquarters is located at 9701 Wilshire Blvd., Suite 1000, Beverly Hills, California 90212 and our telephone number is (310) 356-7374.

LEGAL PROCEEDINGS

There are no pending legal proceedings to which the Company is a party or in which any director, officer or affiliate of the Company, any owner of record or beneficially of more than 5% of any class of voting securities of the Company, or security holder is a party adverse to the Company or has a material interest adverse to the Company.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Since March 29, 2018, our shares of common stock have been quoted on the OTCQB tier of the OTC Markets Group Inc. under the ticker symbol APPB. Between October 25, 2016 and March 28, 2018, our shares of common stock were quoted on the OTCQB under the symbol “STNY.” Between May 19, 2016, and October 24, 2016, our shares of common stock were quoted under the stock symbol “FRRX”. The following table shows the reported high and low closing bid prices per share for our common stock based on information provided by the OTCQB. The over-the-counter market quotations set forth for our common stock reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions.

	Closing Bid Price Per Share
Financial Quarter Ended	High ($)	Low ($)

September 30, 2018	2.35	1.00
June 30, 2018	2.24	1.51
March 31, 2018	3.50	2.00
December 31, 2017	2.50	2.50
September 30, 2017	3.30	3.30
June 30, 2017	5.00	1.85
March 31, 2017	5.50	2.00
December 31, 2016	5.50	1.50

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TRANSFER AGENT

Our transfer agent is VStock Transfer, whose address is 18 Lafayette Place, Woodmere, New York, and whose telephone number is (212) 828-8436.

HOLDERS

As of the date of this prospectus, the Company had 11,584,613 shares of our common stock issued and outstanding held by 44 holders of record.

DIVIDEND POLICY

We have not declared or paid dividends on our common stock since our formation, and we do not anticipate paying dividends in the foreseeable future. Declaration or payment of dividends, if any, in the future, will be at the discretion of our Board of Directors and will depend on our then current financial condition, results of operations, capital requirements and other factors deemed relevant by the Board of Directors. There are no contractual restrictions on our ability to declare or pay dividends. See the Risk Factor entitled “BECAUSE WE DO NOT INTEND TO PAY ANY CASH DIVIDENDS ON OUR COMMON STOCK, OUR STOCKHOLDERS WILL NOT BE ABLE TO RECEIVE A RETURN ON THEIR SHARES UNLESS THEY SELL THEM.”

SECURITIES AUTHORIZED UNDER EQUITY COMPENSATION PLANS

We have no equity compensation or stock option plans. We may in the future adopt a stock option plan as our mineral exploration activities progress.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATION

Cautionary Statement Regarding Forward-Looking Information

The statements in this registration statement that are not reported financial results or other historical information are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. These statements appear in a number of different places in this report and can be identified by words such as “estimates”, “projects”, “expects”, “intends”, “believes”, “plans”, or their negatives or other comparable words. Also look for discussions of strategy that involve risks and uncertainties. Forward-looking statements include, among others, statements regarding our business plans and availability of financing for our business.

Results of Operations

Our revenue, operating expenses, and net loss from operations for our six months ended September 30, 2018 as compared to our six months ended September 30, 2017 were as follows:

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Six Months Ended September 30, 2018 Compared to Six Months Ended September 30, 2017 (unaudited)

	Six Months	Six Months
	Ended	Ended		Percentage
	September 30, 2018	September 30, 2017	$ Change Inc (Dec)	Change Inc (Dec)

PRODUCT REVENUE, NET	$59,400	$116,611	$(57,211)	(49)%

COST OF REVENUE, PRODUCT	60,158	90,389	(30,231)	(33)%

GROSS (LOSS) MARGIN	(758)	26,222	(26,980)	(103)%

EXPENSES
Sales and marketing	455,437	65,061	390,376	600%
General and administrative	395,198	223,516	171,682	77%
Depreciation and Amortization	585	112,256	(111,671)	(99)%
TOTAL OPERATING EXPENSES	851,220	400,833	450,387	112%
OPERATING LOSS	(851,978)	(374,611)	477,367	127%
Other Income (Expense)
Unrealized gain on equity investments	404,763	-	404,763	-
Interest Expense	(68,301)	-	(68,301)	-
Total other income, net	336,462	-	336,462	-
NET LOSS	(515,516)	(374,611)	140,905	38%
Less: Net loss attributable to non controlling interest	9,592	(1,139)	10,731	942%
NET LOSS ATTRIBUTABLE TO APPLIED BIOSCIENCES CORP.	$(505,924)	$(375,750)	$130,174	35%

Revenues: During the six months ended September 30, 2018, we earned revenue from our CBD product lines of $59,400 as compared to $116,611 for the six months ended September 30, 2017. The decrease of $57,211 relates to our efforts to replace then existing CBD products and change our product lines and branding to our new Remedi CBD, HerbalPet, TherPet and CanaGel CBD products. This required our change in marketing, branding, labeling and warehousing which ultimately caused sales to temporarily slow until we relaunched our new CBD products.

Cost of Goods Sold: During the six months ended September 30, 2018, we incurred $60,158 of costs primarily related to product purchases and labeling of new products as compared to $90,389 for the six months ended September 30, 2017. The decrease of $30,231 reflects our refocus and launch of new products.

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Gross (Loss) Margin: Gross (loss) margin comprised from our sale of products and was a gross loss of $758 for the six months ended September 30, 2018 as compared to a gross margin of $26,222 for the six months ended September 30, 2017. The decrease of $26,980 reflects our refocus and launch of new CBD products.

Sales and Marketing: Sales and marketing expenses increased $390,376 to $455,437 for the six months ended September 30, 2018 as compared to $65,061 for the six months ended September 30, 2017. The majority of the increase related to public relation services, website marketing development and increased advertising and promotion costs.

General and Administrative: General and administrative expenses increased $171,682 to $395,198 for the six months ended September 30, 2018 as compared to $223,516 for the six months ended September 30, 2017. The majority of the increase related to higher professional fees and general and administrative expenses.

Depreciation and Amortization: Depreciation expense was $585 for the six months ended September 30, 2018 as compared to $112,256 for the six months ended September 30, 2017. The decrease relates to amortization during our six months ended September 30, 2017 related to a brand that we acquired in February 2017, which was fully expensed during our fiscal year ended March 31, 2018. We did not own any similar intangibles that required amortization during the six months ended September 30, 2018.

Unrealized Gain on Equity Investments: During the six months ended September 30, 2018, we were able to obtain observable evidence that an investment we own had increased by $6.80 per share for an aggregate value of $654,763, which was $404,763 higher than our original purchase price for this investment. As such, we recorded an unrealized gain from the change in market value of $404,763 during the six months ended September 30, 2018.

Interest Expense: During the six months ended September 30, 2018, we recorded $68,301 of interest costs related to a convertible notes that we entered into during the six months ended September 2018.

Liquidity and Capital Resources

Cash Flows

A summary of our cash flows for the six months ended September 30, 2018 is as follows:

Net cash used in operating activities was $293,510 for the six months ended September 30, 2018 as compared to $210,208 for the six months ended September 30, 2017. The increase in use of cash in operations mainly related to higher general and administrative and sales and marketing expenses from our operations.

Net cash used in investing activities was nil during the six months ended September 30, 2018 as compared to $50,000 during the six months ended September 30, 2017, which comprised of a $50,000 equity investment we made during that period.

Net cash provided by financing activities for the six months ended September 30, 2018 was $239,500 as compared to $195,055 for the six months ended September 30, 2017. The amounts received during our six months ended September 30, 2018 related to $75,000 from proceeds from the sale of shares of our common stock and $164,500 received from three convertible notes. The amounts received during our six months ended September 30, 2017 related to our issuance of our common stock for cash.

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Fiscal Year Ended March 31, 2018 Compared to Fiscal Year Ended March 31, 2017

	Fiscal Year	Fiscal Year		Percentage
	Ended	Ended		Change
	March 31, 2018	March 31, 2017	$ Change	Inc (Dec)
REVENUE
Products, net	$197,554	$18,054	$179,500	994%
Services	-	27,500	(27,500)	(100)%
	197,554	45,554	152,000	9

COST OF REVENUE, PRODUCT	155,549	6,391	149,158	2,334%

GROSS MARGIN	42,005	39,163	2,842	7%

EXPENSES
Sales and marketing	356,948	16,899	340,049	2,012%
General and administrative	953,484	141,862	811,622	572%
Reverse merger costs	-	376,366	(376,366)	(100)%
Depreciation and amortization	224,770	19,956	204,814	1,026%
Impairment of asset	893,667	-	893,667	-
TOTAL OPERATING EXPENSES	2,428,869	555,083	1,873,786	338%
NET LOSS	(2,386,864)	(515,920)	(1,870,944)	363%

Less: Net loss attributable to non controlling interest	10,763	(1,736)	12,499	(720)%
NET LOSS ATTRIBUTABLE TO APPLIED BIOSCIENCES CORP.	$(2,376,101)	$(517,656)	$(1,858,445)	361%

Revenues: Revenue from products relate to shipments of cannabidiol (“CBD”) brand products, which we began selling in late February 2017. During our fiscal year ended March 31, 2018, we earned revenue from our CBD product lines of $197,554 as compared to $18,054 for our fiscal year ended March 31, 2017. The increase of 994% reflects a full year of sales incurred from our CBD brand products as compared to one month in fiscal 2017. In addition, during our fiscal year ended March 31, 2017, we received $27,500 from a license agreement which did not recur nor did we receive any other revenue from licenses during our fiscal year ended March 31, 2018.

Cost of Revenue: Cost of goods sold consists of purchases of inventory for sale. We generally purchase products that are private labels and brand the products using our tradenames. During the fiscal year ended March 31, 2018, we incurred $155,549 of costs to purchase product which represented 80% of our product revenues. Since we began sales of CBD products in late February 2017, cost of products for fiscal year ended March 31, 2017 were minimal.

Gross Margin: For our fiscal year ended March 31, 2018, gross margin comprised entirely from sale of our CBD products and was $42,005 or 21% of our revenue. For our fiscal year ended March 31, 2017, gross margin was $39,163 which comprised $27,500 from sale of services and $11,663 from sale of our CBD products.

Sales and marketing: Sales and marketing expenses mainly comprised of advertising, public relations, events, and website marketing costs. Sales and marketing expenses increased to $356,948 for our fiscal year ended March 31, 2018 as compared to $16,899 for our fiscal year ended March 31, 2017. The majority of the increase related to public relation services, website marketing development and increased advertising and promotion costs.

General and administrative: General and administrative expenses mainly comprised of professional fees, travel expenses, meals and entertainment and other office support costs. General and administrative expenses increased $811,622 to $953,484 for our fiscal year ended March 31, 2018 as compared to $141,862 for our fiscal year ended March 31, 2017. General and administrative expenses during our fiscal year ended March 31, 2018 included non-cash stock based compensation related to our issuance of stock for services to board advisory members and our CEO, which totaled approximately $598,000. The majority of the remaining increase in general and administrative expenses related to higher professional fees and general and administrative expenses incurred related to our CBD products launched in March 2017.

Reverse merger costs: In conjunction with the Share Exchange Agreement, Stony Hill Ventures paid us $325,000 and we assumed $51,366 of liabilities, which was recorded as a cost of the reverse merger.

Depreciation and amortization: Depreciation and amortization relates to depreciation of our property and equipment and the amortization of a brand that we acquired in February 2017, which was being amortized over a period of 5 years. Amortization totaled $224,770 for our fiscal year ended March 31, 2018 as compared to $19,956 for our fiscal year ended March 31, 2017.

Impairment of asset: During our fiscal year ended March 31, 2018, sales of the VitaCBD products did not meet our expectations. As such, we were not able to achieve the expected operating results from the VitaCBD brand products. As a result, we impaired the intangible asset related to the acquisition of the VitaCBD brand name and recorded an impairment charge of $893,667 which reflected the net book value of the intangible as of March 31, 2018.

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Liquidity and Capital Resources

Cash Flows

A summary of our cash flows for our fiscal year ended March 31, 2018 as compared to our fiscal year ended March 31, 2017 is as follows:

Net cash used in operating activities was $637,467 for our fiscal year ended March 31, 2018 as compared to $137,464 for our fiscal year ended March 31, 2017. The increase in use of cash in operations mainly related to higher general and administrative and sales and marketing expenses from our operations.

Net cash used in investing activities was $173,236 for our fiscal year ended March 31, 2018 as compared to $775,000 for our fiscal year ended March 31, 2017. The decrease primarily related to lower investments in equity and an intangible purchased during our fiscal year ended March 31, 2017, which we did not purchase a similar asset during our fiscal year ended March 31, 2018. In addition, investing activities during our fiscal year ended March 31, 2017 included reverse merger costs paid in cash of $325,000 for which we did not incur a similar cost in our fiscal year ended March 31, 2018.

Net cash provided by financing activities was $695,000 for our fiscal year ended March 31, 2018 as compared to $1,125,101 for our fiscal year ended March 31, 2017. The decrease primarily relates to less sales of our shares of our common stock offset slightly by a higher price per share obtained from our sale of common stock during our fiscal year 2018. In addition, during our fiscal year ended March 31, 2018, we paid $100,000 to repurchase 5,400,000 shares of our common stock held by two former board members.

Going Concern

As reflected in the condensed consolidated financial statements contained elsewhere is this Registration Statement on Form S-1, as of September 30, 2018 we had cash on hand and had an accumulated deficit of $6,924 and $3,407,857, respectively, and during the six months ended September 30, 2018, we utilized cash for operations and incurred a net loss of $293,510 and $515,516, respectively. Our uses of cash have been primarily for strategic investments we made and operations and marketing efforts to promote and develop our CBD products and our company. Our principal sources of liquidity have been cash provided by financing, primarily through the sale of equity securities and issuance of convertible notes, along with revenues from our principal business activities. Further, we have used cash for various strategic investments for which we typically receive returns when such investments are sold and when or if dividends are declared.

As of the date of this Registration Statement on Form S-1, our cash resources are insufficient to meet our current operating expense requirements and planned business objectives without additional financing. Our ability to continue as a going concern is dependent on our ability to raise additional capital and to ultimately achieve sustainable revenues and income from our operations. During the six months ended September 30, 2018, we raised $75,000 through the receipt of Subscription Agreements (“Subscription”) where we sold 37,500 shares of our common stock to accredited investors at a price of $2.00 per share. We also received during the six months ended September 30, 2018 $164,500 from the issuance of convertible notes to an investor. However, we anticipate that significant additional expenditures will be necessary to expand and bring to market our products and investments before sufficient and consistent positive operating cash flows will be achieved. As such, we will need additional funds to operate our business through and beyond the date of this Registration Statement on Form S-1 filing.

To address our capital requirements, in October 2018 we entered into a Common Stock Purchase Agreement (the “Purchase Agreement”) with Triton Funds, LP, a Delaware limited partnership (the “Purchaser”), pursuant to which the Purchaser has the right to purchase up to $1,333,333 of our shares of common stock (the “Shares”) at a purchase price equal to 75% of the lowest closing price of our common stock on the over-the-counter markets for the five business days prior to a purchase. The Purchaser, however, will not have the right to purchase more than $300,000 worth of our shares of common stock within a consecutive period of 30 business days. However, we anticipate that additional funds will be needed to continue operations, obtain profitability and to achieve our objectives. There can be no assurance that such funds will be available or at terms acceptable to us. Even if we are able to obtain additional financing, it may contain undue restrictions and covenants on our operations, in the case of debt financing or cause substantial dilution for our stockholders in the case of convertible debt and equity financing.

These and other factors raise substantial doubt about our ability to continue as a going concern. Further, our independent auditors in their audit report for our fiscal year ended March 31, 2018 expressed substantial doubt about our ability to continue as a going concern. Our financial statements do not include any adjustments that might be necessary should we be unable to continue as a going concern.

Summary of Significant Accounting Policies

Use of Estimates

Preparation of the condensed consolidated financial statements in conformity with generally accepted accounting principles requires us to make estimates and assumptions that affect certain reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Among other things, our estimates include the collectability of our accounts receivable, recoverability of inventory, assumptions made in determining impairment of investments and intangible assets, accruals for potential liabilities, and realization of deferred tax assets. These estimates generally involve complex issues and require judgments, involve analysis of historical information and the prediction of future trends, and are subject to change from period to period. Actual amounts could differ significantly from these estimates.

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Investments

Through March 31, 2018, we used either the equity method or the cost method of accounting. We use the equity method for unconsolidated equity investments in which we are considered to have significant influence over the operations of the investee. We use the cost method for all other investments. Under the cost method, there is no change to the cost basis unless there is an other-than-temporary decline in value or dividends are received. If the decline is determined to be other-than-temporary, we write down the cost basis of the investment to a new cost basis that represents realizable value.

On April 1, 2018 we adopted ASU 2016-01, Financial Instruments – Overall: Recognition and Measurement of Financial Assets and Financial Liabilities. ASU 2016-01 primarily affects equity investments, financial liabilities under the fair value option, and the presentation and disclosure requirements for financial instruments. Among other things, this new guidance requires certain equity investments to be measured at fair value with changes in fair value recognized in net income. As such, we measure our equity investments at their fair value at end of each reporting period.

Investments accounted for under the equity method or cost method of accounting above are included in the caption “Equity investments” in our Condensed Consolidated Balance Sheets.

Recent Accounting Pronouncements

See our discussion of recent accounting policies in Footnote 2 to the condensed consolidated financial statements contained elsewhere in this Registration Statement on Form S-1.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

There have been no changes in or disagreements with accountants on accounting or financial disclosure matters.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

 Our executive officer’s and director’s and their respective ages as of November 29, 2018, are as follows:

Name	Age	Positions

Chris Bridges	39	President and Director
John Brady	52	Director
JJ Southard	41	Secretary and Treasurer

Chris Bridges, age 39

President and Member of the Board of Directors

Chris Bridges has served as our President since February 10, 2017, and as a director since March 9, 2017. Chris Bridges, age 38, has served as the Chief Executive Officer of Vessix Inx, a virtual payment systems business which provides payment services designed for the aviation industry, since January 2013. From January 2009 until September 2013, Mr. Bridges served as a director of Banctek Solutions, which provides merchant bankcard processing services to all types of merchants. From January 2005 until January 2008, Mr. Bridges was Executive Vice President - Acquisitions at PRS Assets, of Denver, Colorado.

John Brady, age 52

Director

John Brady has served as a director of the Company since December 29, 2017. He also served as our Secretary from October 3, 2016 to September 11, 2018, and served as our Treasurer from January 5, 2018, until September 11, 2018. Mr. Brady spent the first part of his career as a broker and owner of a boutique investment banking brokerage firm. For the past 12 years, he been an independent consultant, advising on strategic business planning. Mr. Brady attended Brooklyn College from 1983 to 1987.

John “JJ” Southard, Age 41

Secretary and Treasurer

JJ Southard has served as our Secretary and Treasurer since September 11, 2018. Since 2011, Mr. Southard, age 41, has served as the Chief Executive Officer of Sand Gallery, Inc., a glass-blowing studio and art gallery, located in Steamboat Springs, Colorado, and founded by Mr. Southard. From 2008 until 2011, Mr. Southard founded and served as Chief Executive Officer of Natural Choice Co-Op, LLC, a cannabis dispensary located in Steamboat Springs, Colorado. In 2000, Mr. Southard obtained a Bachelor of Arts (Psychology) from University of Wyoming.

TERM OF OFFICE

All directors hold office until the next annual meeting of the stockholders of the Company and until their successors have been duly elected and qualified. The Company’s Bylaws provide that the Board of Directors will consist of no less than three members. Officers are elected by and serve at the discretion of the Board of Directors.

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DIRECTOR INDEPENDENCE

Our board of directors is currently composed of two members, neither of whom qualify as an independent director in accordance with the published listing requirements of the NASDAQ Global Market. The NASDAQ independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director, nor any of his family members has engaged in various types of business dealings with us. In addition, our board of directors has not made a subjective determination as to each director that no relationships exist which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, though such subjective determination is required by the NASDAQ rules. Had our board of directors made these determinations, our board of directors would have reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management.

CERTAIN LEGAL PROCEEDINGS

No director, nominee for director, or executive officer of the Company has appeared as a party in any legal proceeding material to an evaluation of his ability or integrity during the past ten years.

SIGNIFICANT EMPLOYEES AND CONSULTANTS

As of the date of this Prospectus, the Company has no significant employees, other than its officers and directors acting in such capacity.

AUDIT COMMITTEE AND CONFLICTS OF INTEREST

Since we do not have an audit or compensation committee comprised of independent directors, the functions that would have been performed by such committees are performed by our directors. The Board of Directors has not established an audit committee and does not have an audit committee financial expert, nor has the Board of Directors established a nominating committee. The Board is of the opinion that such committees are not necessary since the Company is an early business development stage company and has only two directors, and to date, such directors have been performing the functions of such committees. Thus, there is a potential conflict of interest in that our directors and officers have the authority to determine issues concerning management compensation, nominations, and audit issues that may affect management decisions.

There are no family relationships among our directors or officers. Other than as described above, we are not aware of any other conflicts of interest with any of our executive officers or directors.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors, and persons who own more than ten percent of a registered class of our equity securities, file reports of ownership and changes in ownership with the SEC. Executive officers, directors and greater-than-ten percent stockholders are required by SEC regulations to furnish us with all Section 16(a) forms they file. Based on our review of filings made on the SEC website, and the fact of us not receiving certain forms or written representations from certain reporting persons that they have complied with the relevant filing requirements, we believe that, during the year ended March 31, 2018, none of our executive officers, directors and greater-than-ten percent stockholders complied with all Section 16(a) filing requirements.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

We have not implemented a formal policy or procedure by which our stockholders can communicate directly with our Board of Directors. Nevertheless, every effort has been made to ensure that the views of stockholders are heard by the Board of Directors or individual directors, as applicable, and that appropriate responses are provided to stockholders in a timely manner. We believe that we are responsive to stockholder communications, and therefore have not considered it necessary to adopt a formal process for stockholder communications with our Board. During the upcoming year, our Board will continue to monitor whether it would be appropriate to adopt such a process.

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CODE OF ETHICS

The Company has not adopted a code of ethics that applies to its principal executive officers, principal financial officer, principal accounting officer or controller, or persons performing similar functions. The Company has not adopted a code of ethics because it has only commenced operations.

EMPLOYMENT AGREEMENTS

We have no employment agreements with our officers, directors or any other person.

INDEMNIFICATION AGREEMENTS

We have no employment agreements with our officers, directors or any other person.

FAMILY RELATIONSHIPS

No family relationships exist between our officers and directors or any person who is an affiliate of the Company.

ITEM 11. EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The following tables set forth certain information about compensation paid, earned or accrued for services by our executive officers for the fiscal years ended March 31, 2018 and 2017:

					Non-Equity Incentive	Nonqualified
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Plan Compensation ($)	Deferred Compensation ($)	All Other Compensation ($)	Total ($)
Damian	2018	0	0	0	0	0	0	0	0
Marley (1)	2017	0	0	0	0	0	0	0	0

Chris	2018	0	0	0	0	0	0	0	0
Bridges (2)	2017	0	0	0	0	0	0	0	0

John	2018	0	0	0	0	0	0	0	0
Brady (3)	2017	0	0	0	0	0	0	0	0

Dan	2018	0	0	0	0	0	0	0	0
Dalton (4)	2017	0	0	0	0	0	0	0	0

____________

(1)	Served as President and Chief Executive Officer from October 3, 2016 until February 10, 2017. Served as director from October 3, 2016, until March 5, 2018.
(2)	Appointed President on February 10, 2017, and appointed director on March 9, 2017.
(3)	Appointed Secretary on October 3, 2016. Elected director on December 28, 2017, and appointed Treasurer on January 5, 2018. Resigned as Secretary and Treasurer on September 11, 2018.
(4)	Served as Treasurer from October 3, 2016, to January 5, 2018.

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Option Exercises and Fiscal Year-End Option Value Table.

We have not issued nor have a stock option plan and as such, there were no stock options exercised by the named executive officers as of the end of the fiscal period ended March 31, 2018.

Long-Term Incentive Plans and Awards

There were no awards made to a named executive officer, under any long-term incentive plan, as of the end of the fiscal period ended March 31, 2018.

We currently do not pay any compensation to our directors serving on our board of directors.

STOCK OPTION GRANTS

The following table sets forth stock option grants and compensation or the fiscal year ended March 31, 2018:

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Damian Marley (1)	-0-	-0-	-0-	$-0-	N/A	-0-	-0-	-0-	-0-

Chris Bridges (2)	-0-	-0-	-0-	$-0-	N/A	-0-	-0-	-0-	-0-

John Brady (3)	-0-	-0-	-0-	$-0-	N/A	-0-	-0-	-0-	-0-

Dan Dalton (4)	-0-	-0-	-0-	$-0-	N/A	-0-	-0-	-0-	-0-

___________

(1)	Served as President and Chief Executive Officer from October 3, 2016 until February 10, 2017. Served as director from October 3, 2016, until March 5, 2018.
(2)	Appointed President on February 10, 2017, and appointed director on March 9, 2017.
(3)	Appointed Secretary on October 3, 2016. Elected director on December 28, 2017, and appointed Treasurer on January 5, 2018. Resigned as Secretary and Treasurer on September 11, 2018.
(4)	Served as Treasurer from October 3, 2016, to January 5, 2018.

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DIRECTOR COMPENSATION

The following table sets forth director compensation or the fiscal year ended March 31, 2018:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation($)	Total ($)

Damian Marley (1)	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Chris Bridges (2)	-0-	-0-	-0-	-0-	-0-	-0-	-0-
John Brady (3)	-0-	-0-	-0-	-0-	-0-	-0-	-0-

____________

(1)	Served as President and Chief Executive Officer from October 3, 2016 until February 10, 2017. Served as director from October 3, 2016, until March 5, 2018.
(2)	Appointed President on February 10, 2017, and appointed director on March 9, 2017.
(3)	Appointed Secretary on October 3, 2016. Elected director on December 28, 2017, and appointed Treasurer on January 5, 2018. Resigned as Secretary and Treasurer on September 21, 2018.

We currently do not pay any compensation to our directors for serving on our board of directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table lists, as of March 31, 2018, the number of shares of common stock of our Company that are beneficially owned by (i) each person or entity known to our Company to be the beneficial owner of more than 5% of the outstanding common stock; (ii) each officer and director of our Company; and (iii) all officers and directors as a group. Information relating to beneficial ownership of common stock by our principal shareholders and management is based upon information furnished by each person using “beneficial ownership” concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

The percentages below are calculated based on 11,584,613 shares of our common stock issued and outstanding as of November 29, 2018. We do not have any outstanding warrant, options or other securities exercisable for or convertible into shares of our common stock.

Title of Class	Name and Address of Beneficial Owner (2)	Amount and Nature of Beneficial Ownership	Percent of Common Stock (1)

Common Stock	Chris Bridges (3)	368,343	3.1%
Common Stock	JJ Southard (4)	250,000	2.1%
Common Stock	John Brady (5)	2,200,000	19.0%
Common Stock	SBS Family Trust (6)	1,800,000	15.5%
All directors and executive officers as a group (2 persons)		2,818,343	29.4%

_________

(1)	Calculated based on 11,584,613 shares of common stock issued and outstanding on November 29, 2018.
(2)	Unless otherwise specified, the address of each of the persons set forth below is in care of the Company, at the address of: 9701 Wilshire Blvd., Suite 1000, Beverly Hills, California 90212.
(3)	Appointed President on February 10, 2017, and appointed director on March 9, 2017.
(4)	Appointed Secretary and Treasurer on September 11, 2018.
(5)

Appointed Secretary on October 3, 2016. Elected director on December 28, 2017, and appointed Treasurer on January 5, 2018. Resigned as Secretary and Treasurer on September 11, 2018. 1,800,000 shares held by John R. Brady Living Trust, and 400,000 shares held by Equinox Consulting LLC.

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ITEM 13. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

As previously reported on Current Report on Form 8-K (File No. 000-55523), filed with the SEC on March 5, 2018, effective March 5, 2018, the Company consummated certain of the transactions under that certain Intellectual Property Purchase and Stock Repurchase Agreement (the “Agreement”), dated February 9, 2018, by and among the Company, Damian Marley and Daniel Dalton. Pursuant to the terms and conditions of the Agreement, the Company repurchased 3,150,000 shares of common stock of the Company from Mr. Marley for $50,000 and rights to the name Stony Hill. Additionally, the Company repurchased 2,250,000 shares of common stock of the Company from Mr. Dalton for consideration of $50,000. The transaction with Mr. Dalton was consummated on February 9, 2018, and previously disclosed in Quarterly Report on Form 10-Q File No. 000-55523), filed with SEC on February 14, 2018. In the aggregate Mr. Marley and Mr. Dalton transferred 5,400,000 shares, or approximately 40.4% of the issued and outstanding common stock issued and outstanding on February 14, 2018 and March 5, 2018, to the Company. The Company subsequently canceled all 5,400,000 shares, returning such shares to the authorized capital of the Company, as stated in the Company’s Articles of Incorporation, as amended.

INTEREST OF NAMED EXPERTS AND COUNSEL

Thomas Puzzo, of Law Offices of Thomas E. Puzzo, PLLC, counsel to the Company, is the holder of 52,500 shares of Common Stock of the Company. Law Offices of Thomas E. Puzzo, PLLC, is counsel named in this Prospectus as having prepared part of this Prospectus. Except with respect to Mr. Puzzo, no expert named in this Prospectus as having prepared or certified any part of this Prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the Common Stock was employed on a contingency basis, or had, or is to receive, in connection with the Offering, a substantial interest, direct or indirect, in the Company or any of its subsidiaries.

EXPERTS

The financial statements included in this Prospectus for the years ended March 31, 2018 and 2017 have been audited by Weinberg & Company, P.A., and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

Unless otherwise indicated in the applicable prospectus supplement, Law Offices of Thomas Puzzo, PLLC, will provide opinions regarding the validity of the shares of our Common Stock. Law Offices of Thomas Puzzo, PLLC may also provide opinions regarding certain other matters. Any underwriters will also be advised about legal matters by their own counsel, which will be named in the prospectus supplement.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

FOR SECURITIES ACT LIABILITIES

Our Bylaws provide to the fullest extent permitted by law that our directors or officers, former directors and officers, and persons who act at our request as a director or officer of a body corporate of which we are a shareholder or creditor shall be indemnified by us. We believe that the indemnification provisions in our By-laws are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to provisions of the State of Nevada, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

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WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Commission a Registration Statement on Form S-1, under the Securities Act of 1933, as amended, with respect to the securities offered by this prospectus. This prospectus, which forms a part of the registration statement, does not contain all the information set forth in the registration statement, as permitted by the rules and regulations of the Commission. For further information with respect to us and the securities offered by this prospectus, reference is made to the registration statement. We do not file reports with the Securities and Exchange Commission, and we will not otherwise be subject to the proxy rules. The registration statement and other information may be read and copied at the Commission’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains a web site at http://www.sec.gov that contains reports and other information regarding issuers that file electronically with the Commission.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON

ACCOUNTING AND FINANCIAL DISCLOSURE

Weinberg & Company, P.A., is our independent registered public accounting firm. There have not been any changes in or disagreements with accountants on accounting and financial disclosure or any other matter.

37

APPLIED BIOSCIENCES CORP.

INDEX TO FINANCIAL STATEMENTS

Fiscal Years ended March 31, 2018 and 2017 (Audited)

Six months ended September 30, 2018 and 2017 (Unaudited)

Condensed Consolidated Balance Sheets as of September 30, 2018 (Unaudited) and March 31, 2018	F-17
Condensed Unaudited Consolidated Statements of Operations for the six months ended September 30, 2018 and September 30, 2017.	F-18
Condensed Unaudited Consolidated Statements of Stockholders’ Equity for the six months ended September 30, 2018.	F-19
Condensed Unaudited Consolidated Statements of Cash Flows for the six months ended September 30, 2018 and September 30, 2017	F-20
Notes to Condensed Consolidated Financial Statements (Unaudited)	F-21

F-1

Report of Independent Registered Public Accounting Firm

To the Board of Directors

Applied Biosciences Corp.

(Formerly Stony Hill Corp.)

Beverly Hills, California

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Applied Biosciences Corp. (Formerly Stony Hill Corp.) (the "Company") as of March 31, 2018 and 2017, the related consolidated statements of operations, stockholders' equity, and cash flows for the years then ended, and the related notes (collectively referred to as the "consolidated financial statements"). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of March 31, 2018 and 2017, and the results of its operations and its cash flows for the fiscal years then ended, in conformity with accounting principles generally accepted in the United States of America.

Going concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has suffered recurring losses from operations and negative cash flows from operations that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

Weinberg & Company, P.A.

We have served as the Company's auditor since 2016.

Los Angeles, California

June 28, 2018

F-2

APPLIED BIOSCIENCES CORP. (FORMERLY KNOWN AS STONY HILL CORP.)

CONSOLIDATED BALANCE SHEETS

	March 31, 2018	March 31, 2017
ASSETS
Current Assets
Cash	$60,934	$212,637
Accounts receivable, net	12,386	5,677
Inventory	29,074	22,699
Prepaids and other current assets	124,455	16,920
Total Current Assets	226,849	257,933

Property and equipment, net	4,441	-
Equity investments	468,537	300,000
Intangible asset, net	-	1,118,179
Other asset	5,500	-
TOTAL ASSETS	$705,327	$1,676,112

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
Accounts payable	$21,846	$12,297
Accrued expenses	14,039	19,287
Total Current Liabilities	35,885	31,584

Commitments and Contingencies	-	-

Stockholders' Equity
Preferred stock; $0.00001 par value; 5,000,000 shares authorized; none issued and outstanding at March 31, 2018 and 2017	-	-
Common stock; $0.00001 par value; 200,000,000 shares authorized; 10,499,610 and 15,247,600 issued and outstanding at March 31, 2018 and 2017, respectively	105	152
Additional paid in capital	3,054,297	1,742,472
Common stock to be issued, 200,000 and 150,000 shares at March 31, 2018 and 2017, respectively	526,000	426,000
Accumulated deficit	(2,901,933)	(525,832)
Total Applied BioSciences Corp. Stockholders' Equity	678,469	1,642,792
Non-controlling (deficit) interest	(9,027)	1,736
Total Stockholders' Equity	669,442	1,644,528
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$705,327	$1,676,112

The accompanying notes are an integral part of these consolidated financial statements.

F-3

APPLIED BIOSCIENCES CORP. (FORMERLY KNOWN AS STONY HILL CORP.)

CONSOLIDATED STATEMENTS OF OPERATIONS

	Fiscal Year	Fiscal Year
	Ended	Ended
	March 31, 2018	March 31, 2017
REVENUE
Products, net	$197,554	$18,054
Services	-	27,500
	197,554	45,554

COST OF REVENUE, PRODUCT	155,549	6,391

GROSS MARGIN	42,005	39,163

EXPENSES
Sales and marketing	356,948	16,899
General and administrative	953,484	141,862
Reverse merger costs	-	376,366
Depreciation and Amortization	224,770	19,956
Impairment of asset	893,667	-
TOTAL OPERATING EXPENSES	2,428,869	555,083

NET LOSS	(2,386,864)	(515,920)

Less: Net loss attributable to non controlling interest	10,763	(1,736)
NET LOSS ATTRIBUTABLE TO APPLIED BIOSCIENCES CORP.	$(2,376,101)	$(517,656)

LOSS PER COMMON SHARE	$(0.16)	$(0.04)

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic and diluted	15,071,417	12,046,644

The accompanying notes are an integral part of these consolidated financial statements.

F-4

APPLIED BIOSCIENCES CORP. (FORMERLY KNOWN AS STONY HILL CORP.)

CONSOLIDATED STATEMENTS OF STOCHOLDERS’ EQUITY (DEFICIT)

FOR THE FISCAL YEARS ENDED MARCH 31, 2018 AND 2017

	Common Stock			Common Stock	Additional	Non-		Stockholders'
	$0.00001 Par		Subscription	to be	Paid In	Controlling	Accumulated	Equity
	Number	Amount	Receivable	Issued	Capital	Interest	Deficit	(Deficit)
Balance, March 31, 2016	10,090,000	$101	$(101)	$-	$-	$-	$(8,176)	$(8,176)
Payment received from stock subscription			101					101
Issuance of shares upon reverse merger	4,001,757	40			(40)			-
Issuance of common stock for cash	937,500	9			1,124,991			1,125,000
Issuance of common stock for cancellation of amount due to former CEO	18,343	-			49,524			49,524
Issuance of shares for acquisition of intangible	200,000	2			567,997			567,999
Common stock to be issued for acquisition of intangible				426,000				426,000
Net loss						1,736	(517,656)	(515,920)

Balance, March 31, 2017	15,247,600	152	-	426,000	1,742,472	1,736	(525,832)	1,644,528
Issuance of common stock for cash	347,500	3		100,000	694,997			795,000
Shares repurchased for cash and cancelled	(5,400,000)	(54)			(99,946)			(100,000)
Fair value of Shares issued to consultants for services	154,510	2			341,776			341,778
Fair value of Shares issued to Company's CEO	150,000	2			374,998			375,000
Net loss						(10,763)	(2,376,101)	(2,386,864)

Balance, March 31, 2018	10,499,610	$105	$-	$526,000	$3,054,297	$(9,027)	$(2,901,933)	$669,442

The accompanying notes are an integral part of these consolidated financial statements.

F-5

APPLIED BIOSCIENCES CORP. (FORMERLY KNOWN AS STONY HILL CORP.)

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Fiscal Year	Fiscal Year
	Ended	Ended
	March 31, 2018	March 31, 2017
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(2,386,864)	$(515,920)
Adjustment to reconcile net loss to net cash used in operating activities:
Costs of reverse merger	-	376,366
Fair value of shares issued to consultants	232,778	-
Fair value of shares issued to the Company's Chief Executive Officer	375,000
Depreciation	258	-
Amortization of intangible	224,512	19,956
Impairment of asset	893,667
Changes in operating assets and liabilities
Accounts receivable	(6,709)	(5,677)
Inventory	(6,375)	(16,834)
Prepaid and other current assets	1,465	(16,920)
Other asset	(5,500)	-
Accounts payable and accrued expenses	4,301	21,565
Net cash used in operating activities	(673,467)	(137,464)

CASH FLOWS FROM INVESTING ACTIVITIES
Acquisition of equity investment	(168,537)	(300,000)
Acquisition of intangible asset		(150,000)
Purchase of property and equipment	(4,699)	-
Cash used in reverse merger	-	(325,000)
Net cash used in investing activities	(173,236)	(775,000)

CASH FLOW FROM FINANCING ACTIVITIES
Repurchase of shares previously issued	(100,000)	-
Issuance of common stock for cash	795,000	1,125,101
Net cash provided by financing activities	695,000	1,125,101

NET CHANGE IN CASH	(151,703)	212,637

CASH, BEGINNING OF PERIOD	212,637	-

CASH, END OF PERIOD	$60,934	$212,637

NON-CASH INVESTING AND FINANCING ACTIVITIES
Fair value of shares issued to consultants recorded as prepaid	$109,000	$-
Issuance of stock for intangible	$-	$988,134
Inventory acquired as part of asset purchase	$-	$5,865
Liabilities assumed in a reverse merger	$-	$51,366
Issuance of stock for extinguishment of due to former CEO	$-	$49,524

The accompanying notes are an integral part of these consolidated financial statements.

F-6

APPLIED BIOSCIENCES CORP. (FORMERLY KNOWN AS STONY HILL CORP.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE FISCAL YEARS ENDED

MARCH 31, 2018 AND 2017

NOTE 1 – ORGANIZATION AND BASIS OF PRESENTATION

Description of the Company

Applied BioSciences Corp. (formerly First Fixtures, Inc. and Stony Hill Corp. or the “Company”) was incorporated in the State of Nevada on February 21, 2014 and established a fiscal year end of March 31. Effective October 24, 2016 the Company changed its name from First Fixtures Inc. to Stony Hill Corp and on March 6, 2018, the Company changed its name from Stony Hill Corp. to Applied BioSciences Corp. The Company is focused on multiple areas of the hemp and CBD industry. Specifically, the Company is focused on select investments, branding, real estate, and partnership opportunities in the recreational, health and wellness, nutraceutical, and media industries.

Merger

On November 4, 2016, the Company, entered into a Share Exchange Agreement by and among the Company, Stony Hill Ventures Corp. (“Stony Hill Ventures”), and the holders of common stock of Stony Hill Ventures, which consisted of 26 stockholders. Stony Hill Ventures was incorporated on March 15, 2016, in Nevada and was organized for various investments under the Stony Hill brand as well as to conduct any other related business and activities.

Under the terms and conditions of the Share Exchange Agreement, the Company offered, sold and issued 10,830,000 shares of common stock of the Company in consideration for all the issued and outstanding shares in Stony Hill Ventures. The effect of the issuance was Stony Hill Ventures became a wholly-owned subsidiary of the Company and represents the Company’s principal business.

The merger between the Company and Stony Hill Ventures was treated as a reverse acquisition for financial statement reporting purposes with Stony Hill Ventures deemed the accounting acquirer and the Company deemed the accounting acquiree. Accordingly, Stony Hill Ventures’ assets, liabilities and results of operations became the historical financial statements of the Company. No step-up in basis or intangible assets or goodwill was recorded in this transaction.

Going concern

These consolidated financial statements have been prepared on a going concern basis which assumes the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future. As reflected in the consolidated financial statements, as of March 31, 2018 the Company has incurred a net loss of $2,386,864 and used $673,467 of cash from operating activities during the fiscal year ended March 31, 2018. These and other factors raise substantial doubt about the Company's ability to continue as a going concern within one year after the date the financial statements are issued. The financial statements do not include any adjustments that might be necessary should the Company be unable to continue as a going concern.

The Company’s ability to continue as a going concern is dependent upon its ability to raise additional capital and to ultimately achieve sustainable revenues and income from operations. During the fiscal year ended March 31, 2018, the Company raised $795,000 through the sale of 497,500 aggregate shares of its common stock to accredited investors. As of March 31, 2018, cash on hand was $60,934 and management estimates that the current funds on hand will not be sufficient to continue operations without obtaining additional funds. As such, the Company is currently working on obtaining additional funds to operate its business through and beyond the date of this Form 10-K filing. However, there is no assurance that such funds will be available or at terms acceptable to the Company. Even if the Company is able to obtain additional financing, it may contain undue restrictions and covenants on its operations, in the case of debt financing or cause substantial dilution for its stockholders in the case of convertible debt and equity financing.

F-7

APPLIED BIOSCIENCES CORP. (FORMERLY KNOWN AS STONY HILL CORP.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE FISCAL YEARS ENDED

MARCH 31, 2018 AND 2017

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries, Stony Hill Ventures Corp., a Nevada corporation, Applied Products LLC, a Washington limited liability company, and SH Holdings LLC and SH Products LLC, both Nevada limited liability companies. Intercompany transactions and balances have been eliminated in consolidation. Management evaluates its investments on an individual basis for purposes of determining whether or not consolidation is appropriate.

Use of Estimates and Assumptions

Preparation of the consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Among other things, management estimates include the collectability of its accounts receivable, recoverability of inventory, assumptions made in determining impairment of investments and intangible assets, accruals for potential liabilities, and realization of deferred tax assets. These estimates generally involve complex issues and require judgments, involve analysis of historical information and the prediction of future trends, and are subject to change from period to period. Actual amounts could differ significantly from these estimates.

Fair Value of Financial Instruments

The Company follows paragraph 820-10-35-37 of the FASB Accounting Standards Codification (“Paragraph 820-10-35-37”) to measure the fair value of its financial instruments and paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of its financial instruments. Paragraph 820-10-35-37 establishes a framework for measuring fair value in accounting principles generally accepted in the United States of America (U.S. GAAP), and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, Paragraph 820-10-35-37 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels. The three (3) levels of fair value hierarchy defined by Paragraph 820-10-35-37 are described below:

Level 1	Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2	Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3	Pricing inputs that are generally observable inputs and not corroborated by market data.

Financial assets are considered Level 3 when their fair values are determined using pricing models, discounted cash flow methodologies or similar techniques and at least one significant model assumption or input is unobservable.

The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. If the inputs used to measure the financial assets and liabilities fall within more than one level described above, the categorization is based on the lowest level input that is significant to the fair value measurement of the instrument.

The carrying amounts of the Company’s financial assets and liabilities, such as accounts receivables and accounts payable approximate their fair values because of the short maturity of these instruments. The Company uses Level 3 inputs for its investments.

F-8

APPLIED BIOSCIENCES CORP. (FORMERLY KNOWN AS STONY HILL CORP.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE FISCAL YEARS ENDED

MARCH 31, 2018 AND 2017

Revenue Recognition

The Company receives revenue from two main sources - license fees and sale of products. For license fees, revenue arrangements provide for the payment of contractually determined monthly ongoing fees in consideration for the grant of right to use intellectual property of the Company, including trademark, trade dress, images, likenesses and other associated intellectual property. Revenue from product sales relate to shipments of cannabidiol (“CBD”) brand products. There is no right of returns other than for goods damaged during shipment.

For both license fees and sale of products, revenue is recognized when (i) persuasive evidence of an arrangement exists, (ii) all obligations have been substantially performed pursuant to the terms of the arrangement, (iii) amounts are fixed or determinable, and (iv) the collectibility of amounts is reasonably assured.

Shipping Cost

The Company recognizes amounts billed to a customer in a sale transaction related to shipping as revenue. The costs incurred by the Company for shipping are classified as cost of goods sold in the Consolidated Statements of Operations.

Advertising

The Company expenses advertising costs as incurred. Advertising expense for the fiscal periods ended March 31, 2018 and 2017 amounted to $193,977 and $15,414, respectively, and were included in "General and Administrative expenses" in the Consolidated Statements of Operations.

Inventories

Inventories are stated at the lower of cost or market. Cost is determined principally on a first-in-first-out average cost basis. Inventories consist of finished goods held for sale. Management regularly reviews inventory quantities on-hand and records an inventory provision for excess or obsolete inventory based on the future expected demand for our products. Inventory write-downs are measured as the difference between the cost of the inventory and market value, based upon assumptions about future demand that are inherently difficult to assess. There was no provision for inventory obsolescence necessary as of March 31, 2018 and 2017.

Property and Equipment

Property and equipment are stated at cost. Depreciation is calculated using the straight-line method over the estimated useful lives of the assets. The Company uses an estimated useful life of three years for employee-related computers and software, three years for other office equipment and computer hardware, and five years for furniture. Leasehold improvements are amortized over the shorter of the lease-term or the estimated useful life of the related asset.

Management regularly reviews property and equipment and other long-lived assets for possible impairment. This review occurs annually or more frequently if events or changes in circumstances indicate the carrying amount of the asset may not be recoverable. Based upon management’s annual assessment, there were no indicators of impairment of the Company’s property and equipment and other long-lived assets as of March 31, 2018.

Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable are recorded at the invoiced amount, net of allowances for doubtful accounts. The allowance for doubtful accounts is based on the Company’s assessment of the collectability of accounts. The Company regularly reviews the adequacy of the allowance for doubtful accounts by considering the age of each outstanding invoice and the collection history of each customer to determine whether a specific allowance is appropriate. Accounts receivable deemed uncollectable are charged against the allowance for doubtful accounts when identified. As of March 31, 2018 and 2017, the allowance for doubtful accounts was $2,227 and nil, respectively.

F-9

APPLIED BIOSCIENCES CORP. (FORMERLY KNOWN AS STONY HILL CORP.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE FISCAL YEARS ENDED

MARCH 31, 2018 AND 2017

Earnings (Loss) per Share

The basic earnings (loss) per share is calculated by dividing the Company’s net income (loss) available to common shareholders by the weighted average number of common shares during the period. The diluted earnings (loss) per share is calculated by dividing the Company’s net income (loss) available to common shareholders by the diluted weighted average number of shares outstanding during the period. The diluted weighted average number of shares outstanding is the basic weighted average number of shares adjusted for any potentially dilutive debt or equity. Diluted earnings (loss) per share are the same as basic earnings (loss) per share due to the lack of dilutive items.

Investments

For investments that are not required to be consolidated, the Company uses either the equity method or the cost method of accounting. The Company uses the equity method for unconsolidated equity investments in which the Company is considered to have significant influence over the operations of the investee. The Company uses the cost method for all other investments. Under the cost method, there is no change to the cost basis unless there is an other-than-temporary decline in value or dividends are received. If the decline is determined to be other-than-temporary, the Company writes down the cost basis of the investment to a new cost basis that represents realizable value. Investments accounted for under the equity method or cost method of accounting above are included in the caption "Equity investments" on the Consolidated Balance Sheets.

Intangible Asset

Intangible assets are recorded when such assets are acquired and are amortized over the estimated useful life of the intangible asset. The Company regularly reviews intangible assets to determine if facts and circumstances indicate that the useful lives have changed from the original estimate or that the carrying amount of the assets may not be recoverable. If such facts and circumstances exist, the Company assesses the recoverability of identified intangible assets by comparing the projected undiscounted net cash flows associated with the related asset or group of assets over their remaining lives against their respective carrying amounts. Impairments, if any, are based on the excess of the carrying amount over the fair value of those assets and occur in the period in which the impairment determination was made.

On February 23, 2017, the Company consummated an Asset Purchase Agreement (the “Agreement”) with mCig, Inc. for the purchase of the VitaCBD brand name. In connection with the Agreement, the Company recorded intangible assets of $1,138,135. As of March 31, 2017, the Company did not believe there were any indicators of impairment of its intangible asset given the recent acquisition. During the fiscal year ended March 31, 2018, sales of the VitaCBD products did not meet management’s expectations and the Company was not able to achieve the expected operating results. As a result, the Company impaired the intangible asset related to the acquisition of the VitaCBD brand name and recorded an impairment charge of $893,667, representing the net book value of intangibles at March 31, 2018, after current year amortization of $224,512.

Stock Based Compensation

The Company accounts for employee and non-employee stock awards under ASC 718, Compensation-Stock Compensation, whereby equity instruments issued to employees for services are recorded based on the fair value of the instrument issued at the grant date and recognized over the requisite service period. The Company has not adopted a stock option plan as of March 31, 2018.

The Company accounts for stock-based payments to non-employees in accordance with ASC 505-50, Equity-Based Payments to Non-Employees. Stock-based payments to non-employees include grants of stock, grants of stock options and issuances of warrants that are recognized based on the value of the vested portion of the award over the requisite service period as measured at its then- current fair value as of each financial reporting date.

F-10

APPLIED BIOSCIENCES CORP. (FORMERLY KNOWN AS STONY HILL CORP.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE FISCAL YEARS ENDED

MARCH 31, 2018 AND 2017

Income Taxes

The Company follows the liability method of accounting for income taxes. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax balances and tax loss carry-forwards. Deferred tax assets and liabilities are measured using enacted or substantially enacted tax rates expected to apply to the taxable income in the years in which those differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the date of enactment or substantive enactment.

Segments

The Company operates in one segment for the distribution of products. In accordance with the “Segment Reporting” Topic of the ASC, the Company’s chief operating decision maker has been identified as the Chief Executive Officer and President, who reviews operating results to make decisions about allocating resources and assessing performance for the entire Company. Existing guidance, which is based on a management approach to segment reporting, establishes requirements to report selected segment information quarterly and to report annually entity-wide disclosures about products and services, major customers, and the countries in which the entity holds material assets and reports revenue. All material operating units qualify for aggregation under “Segment Reporting” due to their similar customer base and similarities in: economic characteristics; nature of products and services; and procurement, manufacturing and distribution processes. Since the Company operates in one segment, all financial information required by “Segment Reporting” can be found in the accompanying consolidated financial statements

Recent Accounting Pronouncements

In May 2014, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) No. 2014-09, Revenue from Contracts with Customers. ASU 2014-09 is a comprehensive revenue recognition standard that will supersede nearly all existing revenue recognition guidance under current U.S. GAAP and replace it with a principle based approach for determining revenue recognition. Under ASU 2014-09, revenue is recognized when a customer obtains control of promised goods or services and is recognized in an amount that reflects the consideration which the entity expects to receive in exchange for those goods or services. In addition, the standard requires disclosure of the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers. The FASB has recently issued ASU 2016-08, ASU 2016-10, ASU 2016-11, ASU 2016-12, ASU 2016-20, and ASU 2017-05, all of which clarify certain implementation guidance within ASU 2014-09. ASU 2014-09 is effective for interim and annual periods beginning after December 15, 2017. Early adoption is permitted only in annual reporting periods beginning after December 15, 2016, including interim periods therein. The standard can be adopted either retrospectively to each prior reporting period presented (full retrospective method), or retrospectively with the cumulative effect of initially applying the guidance recognized at the date of initial application (the cumulative catch-up transition method). The Company will adopt the provisions of this statement in the quarter beginning April 1, 2018. The adoption of ASU 2014-09 will not have a significant impact on the consolidated financial statements and related disclosures.

In February 2016, the FASB issued ASU No. 2016-02, Leases. This update will require the recognition of a right-of-use asset and a corresponding lease liability, initially measured at the present value of the lease payments, for all leases with terms longer than 12 months. For operating leases, the asset and liability will be expensed over the lease term on a straight-line basis, with all cash flows included in the operating section of the statement of cash flows. For finance leases, interest on the lease liability will be recognized separately from the amortization of the right-of-use asset in the statement of comprehensive income and the repayment of the principal portion of the lease liability will be classified as a financing activity while the interest component will be included in the operating section of the statement of cash flows. ASU 2016-02 is effective for annual and interim reporting periods beginning after December 15, 2018. Early adoption is permitted. Upon adoption, leases will be recognized and measured at the beginning of the earliest period presented using a modified retrospective approach. The Company is currently evaluating the impact of the adoption of ASU 2016-02 on its financial statements and related disclosures.

F-11

APPLIED BIOSCIENCES CORP. (FORMERLY KNOWN AS STONY HILL CORP.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE FISCAL YEARS ENDED

MARCH 31, 2018 AND 2017

In January 2016, the FASB issued ASU 2016-01, Financial Instruments – Overall: Recognition and Measurement of Financial Assets and Financial Liabilities. ASU 2016-01 primarily affects equity investments, financial liabilities under the fair value option, and the presentation and disclosure requirements for financial instruments. Among other things, this new guidance requires certain equity investments to be measured at fair value with changes in fair value recognized in net income. This standard is effective for reporting periods beginning after December 15, 2017, with certain provisions allowing for early adoption. The Company will adopt the provisions of this statement in the quarter beginning April 1, 2018. The Company is currently evaluating the impact of the adoption of ASU 2016-01 on its financial statements and related disclosures.

Other recent accounting pronouncements issued by the FASB, including its Emerging Issues Task Force, the American Institute of Certified Public Accountants, and the Securities and Exchange Commission did not or are not believed by management to have a material impact on the Company's present or future consolidated financial statements.

NOTE 3 – PROPERTY AND EQUIPMENT

As of March 31, 2018, property and equipment consisted of computer equipment and leasehold improvements of $2,623 and $2,075, respectively, and nil as of March 31, 2017. Accumulated depreciation was $258 as of March 31, 2018 and totaled $258 for fiscal year ended March 31, 2018.

NOTE 4 – EQUITY INVESTMENTS

Equity investments relate to purchases of stock in certain entities with ownership percentages of less than 5% and consist of the following:

	March 31, 2018	March 31, 2017
(A) Cannabi-Tech Ltd.	$68,537	$50,000
(B) Hightimes Holdings Corp.	250,000	250,000
(C) Precision Cultivation Systems, LLC	50,000	-
(D) Bailey Venture Partners XII LLC	100,000	-
	$468,537	$300,000

(A) In November 2016, the Company purchased 29,571 shares of Preferred A stock of Cannabi-Tech Ltd. (“Cannabi”), at a price of $1.69086 per share for total investment of $50,000. In October 2017, the Company purchased7,309 shares of Preferred A-1 stock of Cannabi at a price of $2.536 per share for total investment of $18,537. As of March 31, 2018, total investment amounted to $68,537, which accounts for less than 5% in Cannabi. Cannabi is a private company incorporated in the State of Israel that provides lab-grade medical cannabis quality control testing systems used to test the quality of medical marijuana flowers.

(B) In January 2017, the Company entered in to an agreement to purchase 59,524 shares of Class A common stock at a price of $4.20 per share for total investment of $250,000, which accounts for less than 5% investment in Hightimes Holdings Corp. (“Hightimes”). Hightimes owns Hight Times Magazine and hosts festivals, events and competitions including the High Times Cannabis Cup and multiple e-commerce properties, including HighTimes.com, CannabisCup.com and 420.com.

(C) In June 2017, the Company entered in a Subscription Agreement to purchase 0.5% interest in Precision Cultivation Systems, LLC (“Precision”), a limited liability private company incorporated in Delaware, for a purchase price of $50,000. Precision is developing a growth system that capitalizes on a patent-pending cultivation method that utilizes proprietary irrigation and root zone conditioning. As part of the Subscription Agreement, $42,500 of the investment is subject to repayment on a pro-rata basis with other investors who have entered into similar Subscription Agreements. Amounts subject to repayment are solely at the discretion of Precision.

F-12

APPLIED BIOSCIENCES CORP. (FORMERLY KNOWN AS STONY HILL CORP.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE FISCAL YEARS ENDED

MARCH 31, 2018 AND 2017

(D) In January 2018, the Company paid $100,000 for the purchase of a Membership Interest in Bailey Venture Partners XII LLC (“Bailey”) representing less than 5% interest in Bailey. Along with other funds received from third-party investors, Bailey plans to invest funds received in various strategic investments. The Company recorded this investment at cost and will recognize dividends, if any, when received, and will recognize gains or loss upon either selling the securities or recognize a loss prior to selling the securities if there is evidence that the fair market value of the investment has declined to below the recorded historical cost.

As the Company does not participate in the management of these companies nor has the ability to exercise significant influence over these companies, the Company recorded these investments at cost and will recognize dividends, if any, when received, and will recognize gains or loss upon either selling the securities or recognize a loss prior to selling the securities if there is evidence that the fair market value of the investment has declined to below the recorded historical cost. As of March 31, 2018, costs of these investments approximates their fair value.

NOTE 5 – ACQUISITION OF INTANGIBLE ASSET

On February 23, 2017, the Company entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) with mCig, Inc., a Nevada corporation (“mCig”) for a total purchase price of $1,144,000, consisting of the issuance of an aggregate of 350,000 shares of common stock valued at $994,000, and cash of $150,000. Of the 350,000 shares of common stock consideration, 150,000 shares with total fair value of $426,000 have not been issued as of March 31, 2018. Upon acquisition, the Company recorded an intangible asset of $1,138,135 consisting of the Vita CBD brand name and $5,865 of inventory received from mCig. The VitaCBD business is primarily a line of cannabidiol (“CBD”) retail brand products that include CBD tinctures, ejuices, edibles, islates, salves, waxes, oils and capsules, as well as related trade names, social media, accounts and other related assets.

The intangible was being amortized over a period of 5 years, the estimated life of the brand acquired. Unamortized balance of the intangible asset was $1,118,179 at March 31, 2017. During the year ended March 31, 2018, the Company recorded additional amortization of $224,512. During the fiscal year ended March 31, 2018, sales of the VitaCBD products did not meet management’s expectations and the Company was not able to achieve the expected operating results from VitaCBD products. As a result, the Company impaired the intangible asset related to the acquisition of the VitaCBD brand name and recorded an impairment charge of $893,667, which was the net book value of the intangible as of March 31, 2018.

In accordance with the Asset Purchase Agreement, if the average common stock market price of the Company’s common stock held by mCig falls below $1.57 per share, or $550,000 total value (“Market Value”), during any 7-day period during the first year following the Second Stock Issuance (May 24, 2017), then the Company is obligated to issue to mCig additional shares of the Company’s common stock to increase the then Market Value held by mCig to $550,000. As of March 31, 2018, the trading price of common stock held by mCig was above the Market Value threshold and after May 24, 2018, this contingency expired.

NOTE 6 – RELATED PARTY TRANSACTIONS

In view of the Company’s limited operations and resources, none of the Company’s directors and/or officers received any compensation from the Company during the fiscal year ended March 31, 2018 and 2017.

NOTE 7 – EQUITY

Preferred Stock

The Company has authorized 5,000,000 shares of $0.00001 par value, undesignated Preferred Stock. As of March 31, 2018, the Company has not issued any shares of Preferred Stock nor has the Company designated any class of Preferred Stock.

F-13

APPLIED BIOSCIENCES CORP. (FORMERLY KNOWN AS STONY HILL CORP.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE FISCAL YEARS ENDED

MARCH 31, 2018 AND 2017

Stock Subscriptions

During the fiscal year ended March 31, 2018, the Company sold 397,500 shares of common stock, of which 347,500 had been issued as of March 31, 2018 and 50,000 shares were reflected in Common Stock to be Issued in the Consolidated Balance Sheets. The shares were issued at a price of $2.00 per share for total proceeds of $795,000 pursuant to a private placement Subscription Agreement with accredited investors. The Subscription Agreement offered up to one million shares of the Company’s common stock at a price per share of $2.00 per share. The Company made this offering solely to accredited investors, as defined under Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended.

Establishment of Advisory Board and Adoption of Charter

On April 28, 2017, the Company established an advisory board (the “Advisory Board”) and approved and adopted a charter (the “Advisory Board Charter”) to govern the Advisory Board. The Advisory Board shall be comprised of one or more directors (“Advisors”), and up to nine independent, non-Board, non-employee members, all of whom shall be appointed and subject to removal by the Board of Directors at any time.

During the current fiscal year ended March 31, 2018, the Board of Directors appointed three (3) independent Advisors, non-Board, and non- employees to the Advisory Board. In connection with appointments to the Advisory Board, the Company entered into three (3) separate Advisory Board Agreements (the “Agreements”) with the Advisors dated effective May 1, 2017, November 1, 2017 and January 15, 2018, respectively. Two (2) of the Advisors are entitled to an annual consulting fee of $50,000 worth of shares of the Company’s common stock, for a term of 3 years, while the remaining Advisor is entitled to 20,000 shares of the Company’s common stock for a term of 6 months. During the current fiscal year ended March 31, 2018, the Company issued an aggregate of 94,510 shares of the Company’s common stock to the Advisors. The aggregate fair value of the 94,510 shares granted to Advisors was $194,000 as of March 31, 2018, which is being recognized as expense ratably over their respective terms. Concurrently, the Company recorded an expense of $85,000, during the current fiscal year ended March 31, 2018, which was included in general and administrative expenses in the accompanying Consolidated Statements of Operations. The remaining balance of the total fair value of shares issued shares of $109,000 was recognized as prepaid expense in the accompanying Consolidated Balance Sheets as of March 31, 2018 and will be amortized over their respective terms. Either party may terminate the Consulting Agreement at any time by providing a ten-day written notice prior of such termination.

Financial Advisory Services Agreement

On November 1, 2017, the Company entered into a Financial Advisory Consulting Services Agreement (the “Agreement”) whereby the Company hired an advisor to provide certain financial advisory services. The term of the agreement is segmented into two segments with the first segment ended on January 31, 2018 with a term of 3 months and the second segment expiring on October 31, 2018 with a term of 9 months. Under the first segment and second segment, the Company is required to issue 40,000 and 22,222 shares of the Company’s restricted common stock, respectively. Such shares are deemed to be earned and vested on November 1, 2018 and February 1, 2018, respectively. During the current fiscal year ended March 31, 2018, the Company issued the 40,000 shares due under the first segment valued at $88,000. No shares were issued under the second segment; however, the Company estimated the fair value of the 22,222 shares under the segment to be approximately $44,000 based on the fair value of the Company’s common stock at March 31, 2018, and recognized expense of $9,778 for the fiscal year then ended. As such, total expense under the Agreement was $97,778, which was reflected in the general and administrative expenses in the accompanying consolidated statements of operations.

In accordance with the Agreement, if the Company’s average closing price of its stock falls below $2.25 (“threshold price per share”) on a split adjusted basis within a period of 90 days before and including May 4, 2018 and August 1, 2018, respectively, the Company will be required to issue an adjusted number of shares based on a set formula defined in the Agreement.

F-14

APPLIED BIOSCIENCES CORP. (FORMERLY KNOWN AS STONY HILL CORP.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE FISCAL YEARS ENDED

MARCH 31, 2018 AND 2017

Shares Issued for Services

In March 2018, the Company issued 20,000 shares of its common stock value at $2.50 per share on date of issuance in exchange for consulting services provided from September 2017 to January 2018. The value of these shares, $50,000, was reflected in general and administrative expenses in the accompanying Consolidated Statements of Operation.

Shares Issued to CEO

In March 2018, the Company issued 150,000 shares of its common stock at a price of $2.50 per share on date of issuance related to services provided by the Company’s CEO. The value of these shares, $375,000, was reflected in general and administrative expenses in the accompanying Consolidated Statements of Operation.

Repurchase of Shares

Effective March 5, 2018, Stony Hill Corp. consummated certain transactions under an Intellectual Property Purchase and Stock Repurchase Agreement (the “Agreement”), dated February 9, 2018, by and among the Company, Damian Marley and Daniel Dalton. Pursuant to the terms and conditions of the Agreement, the Company repurchased 3,150,000 shares of common stock of the Company from Mr. Marley for $50,000 and rights to the name Stony Hill. Additionally, per terms of the Agreement the Company repurchased 2,250,000 shares of common stock of the Company from Mr. Dalton for consideration of $50,000. In the aggregate Mr. Marley and Mr. Dalton transferred 5,400,000 shares, or approximately 40.4% of the then issued and outstanding common stock to the Company. The Company subsequently canceled all 5,400,000 shares.

NOTE 8 – INCOME TAXES

The Company has no tax provision for any period presented due to its history of operating losses. As of March 31, 2018, the Company had net operating loss carry forwards of approximately $2.0 million that may be available to reduce future years' taxable income through 2038. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as management has determined that their realization of the Company’s net deferred tax assets of approximately $580,000 was not likely to occur and accordingly, the Company has recorded a full valuation allowance for the deferred tax asset relating to tax loss carry-forward.

Components of deferred tax assets in the balance sheets are as follows:

	March 31, 2018	March 31, 2017
Net deferred tax assets – non-current:

Expected income tax benefit from NOL carry-forwards	$580,000	$524,000
Less valuation allowance	(580,000)	(524,000)
Deferred tax assets, net of valuation allowance	$-	$-

F-15

APPLIED BIOSCIENCES CORP. (FORMERLY KNOWN AS STONY HILL CORP.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE FISCAL YEARS ENDED

MARCH 31, 2018 AND 2017

Income Tax Provision in the Statements of Operations

A reconciliation of the federal statutory income tax rate and the effective income tax rate as a percentage of income before income tax provision is as follows:

	For the fiscal year ended March 31, 2018	For the reporting period ended March 31, 2017

Federal statutory income tax rate	31.0%	34.0%

Change in valuation allowance on net operating loss carry-forwards	(31.0)	(34.0)

Effective income tax rate	0.0%	0.0%

The Company adopted accounting rules which address the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under these rules, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position are measured based on the largest benefit that has a greater than fifty percent likelihood of being realized upon ultimate settlement. These accounting rules also provide guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures. As of March 31, 2018, no liability for unrecognized tax benefits was required to be recorded.

NOTE 9 – COMMITMENT AND CONTINGENCIES

Lease

On October 1, 2017, the Company entered into a two-year Commercial Lease Agreement (“Lease”) whereby the Company’s subsidiary, Vita Products LLC, leased 2,100 square feet of office space. The lease commenced on October 1, 2017 and requires the Company to pay $2,750 per month (“Base Rent”) or $33,000 per year for a total commitment of $66,000. Beginning at the end of the first year of the Lease and annually thereafter, the Base Rent shall be increased by the same percentage as any increase in the Consumer Price Index (“CPI”) as published by the U.S. Department of Labor for the most recent preceding 12 month period. In addition to the Base Rent, the Company is required to pay, on a pro rata basis, any common area expenses. The Lease required a security deposit of $5,500, which the Company paid in September 2017. At the end of the Lease the Company, at its sole discretion, has the right to extend the Lease term for one additional 12 month period at a rental rate commensurate with the then current market conditions for a similar space in the same area.

Legal Proceedings

From time to time, the Company may be involved in general commercial disputes arising in the ordinary course of our business. The Company is not currently involved in legal proceedings that could reasonably be expected to have material adverse effect on its business, prospects, financial condition or results of operations.

NOTE 10 – SUBSEQUENT EVENTS

Stock Subscriptions

In April 2018, the Company sold 12,500 shares of common stock at a price of $2.00 per share for total proceeds of $25,000. The shares were issued pursuant to a private placement Subscription Agreement with accredited investors. The Subscription Agreement offered up to one million shares of the Company’s common stock at a price per share of $2.00 per share. The Company made this offering solely to accredited investors, as defined under Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended.

F-16

APPLIED BIOSCIENCES CORP.

CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30, 2018	March 31, 2018
ASSETS	(unaudited)
Current Assets
Cash	$6,924	$60,934
Accounts receivable, net of allowance of nil and $2,227 at September 30, 2018 (unaudited) and March 31, 2018, respectively	11,065	12,386
Inventory	51,672	29,074
Prepaids and other current assets	54,455	124,455
Total Current Assets	124,116	226,849

Property and equipment, net	3,855	4,441
Equity investments	873,300	468,537
Other asset	5,500	5,500

TOTAL ASSETS	$1,006,771	$705,327

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities
Accounts payable	$39,749	$21,846
Convertible note payable, net of debt discount of $85,890 at September 30, 2018	78,610	-
Accrued expenses	238,029	14,039
Total Current Liabilities	356,388	35,885
Stockholders’ Equity
Preferred stock; $0.00001 par value; 5,000,000 shares authorized; none
issued and outstanding at September 30, 2018 (unaudited) and March 31, 2018	-	-
Common stock; $0.00001 par value; 200,000,000 shares
authorized; 10,677,110 and 10,499,610 issued and outstanding at
September 30, 2018 (unaudited) and March 31, 2018, respectively	107	105
Additional paid in capital	3,538,900	3,054,297
Common stock to be issued, 212,000 and 263,000 shares at
September 30, 2018 (unaudited) and March 31, 2018, respectively	537,852	526,000
Accumulated deficit	(3,407,857)	(2,901,933)
Total Applied BioSciences Corp. Stockholders’ Equity	669,002	678,469
Non-controlling interest	(18,619)	(9,027)
Total Stockholders’ Equity	650,383	669,442
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,006,771	$705,327

 The accompanying notes are an integral part of these condensed consolidated financial statements.

F-17

APPLIED BIOSCIENCES CORP.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months	Three Months	Six Months	Six Months
	Ended	Ended	Ended	Ended
	September 30, 2018	September 30, 2017	September 30, 2018	September 30, 2017
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
PRODUCT REVENUE, NET	$48,966	$61,279	$59,400	$116,611

COST OF REVENUE, PRODUCT	42,400	52,443	60,158	90,389

GROSS MARGIN (LOSS)	6,566	8,836	(758)	26,222

EXPENSES
Sales and marketing	111,393	45,496	455,437	65,061
General and administrative	188,052	84,619	395,198	223,516
Depreciation and Amortization	292	56,128	585	112,256
TOTAL OPERATING EXPENSES	299,737	186,243	851,220	400,833
OPERATING LOSS	(293,171)	(177,407)	(851,978)	(374,611)
Other Income (Expense)
Unrealized gain on equity investments	245,834	-	404,763	-
Interest Expense	(66,422)	-	(68,301)	-
Total other income, net	179,412	-	336,462	-
NET LOSS	(113,759)	(177,407)	(515,516)	(374,611)
Less: Net loss (income) attributable to non controlling interest	3,336	57	9,592	(1,139)
NET LOSS ATTRIBUTABLE TO APPLIED BIOSCIENCES CORP.	$(110,423)	$(177,350)	$(505,924)	$(375,750)

LOSS PER COMMON SHARE	$(0.01)	$(0.01)	$(0.05)	$(0.02)

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic and diluted	10,677,110	15,320,154	10,617,332	15,268,914

The accompanying notes are an integral part of these condensed consolidated financial statements.

F-18

APPLIED BIOSCIENCES CORP.

CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY

FOR THE SIX MONTHS ENDED SEPTEMBER 30, 2018 (UNAUDITED)

	Common Stock $0.00001 Par		Common Stock to be	Additional Paid In	Non- Controlling	Accumulated	Stockholders’
	Number	Amount	Issued	Capital	Interest	Deficit	Equity

Balance, March 31, 2018	10,499,610	$105	$526,000	$3,054,297	$(9,027)	$(2,901,933)	$669,442

Issuance of common stock previously committed but not issued	50,000	1	(100,000)	99,999			-

Issuance of common stock for cash	12,500		50,000	25,000			75,000

Fair value of shares issued to consultant for services	90,000	1	61,852	179,999			241,852

Fair value of shares issued to advisory board member	25,000	-		51,000			51,000

Beneficial conversion feature associated with a convertible note				128,605			128,605

Net loss					(9,592)	(505,924)	(515,516)
Balance, September 30, 2018 (unaudited)	10,677,110	$107	$537,852	$3,538,900	$(18,619)	$(3,407,857)	$650,383

The accompanying notes are an integral part of these condensed consolidated financial statements.

F-19

APPLIED BIOSCIENCES CORP.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Six Months	Six Months
	Ended	Ended
	September 30, 2018	September 30, 2017
CASH FLOWS FROM OPERATING ACTIVITIES	(unaudited)	(unaudited)
Net loss	$(515,516)	$(374,611)
Adjustment to reconcile net loss to net cash used in operating activities:
Unrealized gain on equity investments	(404,763)
Amortization of debt discount	42,715	-
Fair value of shares issued to consultants	255,352	50,000
Depreciation	586	-
Amortization of intangible	-	112,256
Changes in operating assets and liabilities
Accounts receivable	1,321	(3,392)
Inventory	(22,598)	(7,648)
Prepaid and other current assets	107,500	1,382
Accounts payable and accrued expenses	241,893	11,805
Net cash used in operating activities	(293,510)	(210,208)

CASH FLOWS FROM INVESTING ACTIVITIES
Acquisition of equity investment	-	(50,000)
Net cash used in investing activities	-	(50,000)

CASH FLOW FROM FINANCING ACTIVITIES
Issuance of convertible note	164,500	-
Issuance of common stock for cash	75,000	195,055
Net cash provided by financing activities	239,500	195,055

NET CHANGE IN CASH	(54,010)	(65,153)

CASH, BEGINNING OF PERIOD	60,934	212,637

CASH, END OF PERIOD	$6,924	$147,484

NON-CASH INVESTING AND FINANCING ACTIVITIES
Fair value of shares issued to consultants recorded as prepaid	$37,500	$-
Fair value of beneficial conversion feature related to issuance of convertible notes	$128,605	$-
Increase in cash held in trust account from sale of common stock	$-	$499,945

The accompanying notes are an integral part of these condensed consolidated financial statements.

F-20

APPLIED BIOSCIENCES CORP.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTH PERIODS ENDED SEPTEMBER 30, 2018 AND 2017

(unaudited)

NOTE 1 – NATURE OF OPERATIONS AND BASIS OF PRESENTATION

Description of the Company

Applied BioSciences Corp. (formerly First Fixtures, Inc. and Stony Hill Corp. or the “Company”) was incorporated in the State of Nevada on February 21, 2014 and established a fiscal year end of March 31. Effective October 24, 2016 the Company changed its name from First Fixtures Inc. to Stony Hill Corp and on March 6, 2018, the Company changed its name from Stony Hill Corp. to Applied BioSciences Corp. The Company is focused on multiple areas of the hemp and CBD industry. Specifically, the Company is focused on select investments, branding, real estate, and partnership opportunities in the recreational, health and wellness, nutraceutical, and media industries.

Basis of presentation – Unaudited Financial Statements

The accompanying unaudited condensed consolidated financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and the rules and regulations of the Securities and Exchange Commission. Accordingly, the unaudited condensed consolidated financial statements do not include all information and footnotes required by accounting principles generally accepted in the United States of America for complete annual financial statements. In the opinion of management, the accompanying unaudited condensed consolidated financial statements reflect all adjustments, consisting of only normal recurring adjustments, considered necessary for a fair presentation. Interim operating results are not necessarily indicative of results that may be expected for the fiscal year ending March 31, 2019, or for any other interim period. These unaudited condensed consolidated financial statements should be read in conjunction with the Company’s audited financial statements as of and for the year ended March 31, 2018, which are included in the Company’s Report on Form 10-K for such year filed on June 28, 2018.

Going concern

These condensed statements have been prepared on a going concern basis which assumes the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future. As reflected in the condensed consolidated financial statements, the Company incurred a net loss of $515,516 and used $293,510 of cash in operating activities during the six months ended September 30, 2018. Further, the Company’s independent auditor in their audit report for fiscal year ended March 31, 2018 expressed substantial doubt about the Company’s ability to continue as a going concern. These and other factors raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date the financial statements are issued. The financial statements do not include any adjustments that might be necessary should the Company be unable to continue as a going concern.

The Company’s ability to continue as a going concern is dependent upon its ability to raise additional capital and to ultimately achieve sustainable revenues and income from operations. During the six months ended September 30, 2018, the Company sold 37,500 shares of its common stock to accredited investors at a price of $2.00 per share for total proceeds of $75,000 and issued three separate convertible notes for a total amount of $164,500 both in private placements to accredited investors. However, the Company will need and is currently working on obtaining additional funds to operate its business through and beyond the date of this Form 10-Q filing. There is no assurance that such funds will be available or at terms acceptable to the Company. Even if the Company is able to obtain additional financing, it may contain undue restrictions and covenants on its operations, in the case of debt financing or cause substantial dilution for its stockholders in the case of convertible debt and equity financing.

F-21

APPLIED BIOSCIENCES CORP.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTH PERIODS ENDED SEPTEMBER 30, 2018 AND 2017

(unaudited)

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

The condensed consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries, Applied Products LLC, VitaCBD LLC, an 80% owned entity, both Washington limited liability companies and SHL Management LLC, a Nevada limited liability company. Intercompany transactions and balances have been eliminated in consolidation. Management evaluates its investments on an individual basis for purposes of determining whether or not consolidation is appropriate.

Reclassification of Certain Prior Year Information

The Company has reclassified prior year sales and marketing expenses of $45,496 and $65,061 for the three and six months ended September 30, 2017, respectively, that were previously included in general and administrative expenses in the condensed consolidated statements of operations to conform to the current year presentation. The reclassification of sales and marketing expenses had no impact on net loss or cash flows.

Use of Estimates and Assumptions

Preparation of the condensed consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Among other things, management estimates include the collectability of its accounts receivable, recoverability of inventory, assumptions made in determining impairment of investments and intangible assets, accruals for potential liabilities, and realization of deferred tax assets. These estimates generally involve complex issues and require judgments, involve analysis of historical information and the prediction of future trends, and are subject to change from period to period. Actual amounts could differ significantly from these estimates.

Revenue Recognition

The Company adopted the guidance of ASC 606 on April 1, 2018, Revenue from Contracts with Customers (Topic 606), (ASC 606). The underlying principle of ASC 606 is to recognize revenue to depict the transfer of goods or services to customers at the amount expected to be collected. ASC 606 creates a five-step model that requires entities to exercise judgment when considering the terms of contract(s), which includes (1) identifying the contract(s) or agreement(s) with a customer, (2) identifying our performance obligations in the contract or agreement, (3) determining the transaction price, (4) allocating the transaction price to the separate performance obligations, and (5) recognizing revenue as each performance obligation is satisfied.

Under ASC 606, revenue is recognized when performance obligations under the terms of a contract are satisfied, which occurs for the Company upon shipment or delivery of products or services to our customers based on written sales terms, which is also when control is transferred. Revenue is measured as the amount of consideration we expect to receive in exchange for transferring the products or services to a customer.

The implementation of ASC 606 had no impact on the condensed consolidated financial statements and no cumulative effect adjustment was recognized.

Advertising

The Company expenses advertising costs as incurred. Advertising expense for the three and six months ended September 30, 2018 amounted to $111,392 and $455,437, respectively, and $45,496 and $65,061 for the three and six months ended September 30, 2017 and are included in “Sales and Marketing expenses” in the Condensed Consolidated Statements of Operations.

F-22

APPLIED BIOSCIENCES CORP.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTH PERIODS ENDED SEPTEMBER 30, 2018 AND 2017

(unaudited)

Earnings (Loss) per Share

The basic earnings (loss) per share is calculated by dividing the Company’s net income (loss) available to common shareholders by the weighted average number of common shares during the period. The diluted earnings (loss) per share is calculated by dividing the Company’s net income (loss) available to common shareholders by the diluted weighted average number of shares outstanding during the period. The diluted weighted average number of shares outstanding is the basic weighted average number of shares adjusted for any potentially dilutive debt or equity. Diluted earnings (loss) per share are the same as basic earnings (loss) per share due to the lack of dilutive items.

Investments

Through March 31, 2018, the Company used either the equity method or the cost method of accounting. The Company used the equity method for unconsolidated equity investments in which the Company was considered to have significant influence over the operations of the investee. The Company used the cost method for all other investments. Under the cost method, there is no change to the cost basis unless there is an other-than-temporary decline in value or dividends are received. If the decline is determined to be other-than-temporary, the Company writes down the cost basis of the investment to a new cost basis that represents realizable value.

On April 1, 2018, the Company adopted ASU 2016-01, Financial Instruments – Overall: Recognition and Measurement of Financial Assets and Financial Liabilities. ASU 2016-01 primarily affects equity investments, financial liabilities under the fair value option, and the presentation and disclosure requirements for financial instruments. Among other things, this new guidance requires certain equity investments to be measured at fair value with changes in fair value recognized in net income. As such, the Company measures its equity investments at their fair value at end of each reporting period.

Investments accounted for as above are included in the caption “Equity investments” on the Condensed Consolidated Balance Sheets.

Recent Accounting Pronouncements

In February 2016, the FASB issued ASU No. 2016-02, Leases. This update will require the recognition of a right-of-use asset and a corresponding lease liability, initially measured at the present value of the lease payments, for all leases with terms longer than 12 months. For operating leases, the asset and liability will be expensed over the lease term on a straight-line basis, with all cash flows included in the operating section of the statement of cash flows. For finance leases, interest on the lease liability will be recognized separately from the amortization of the right-of-use asset in the statement of comprehensive income and the repayment of the principal portion of the lease liability will be classified as a financing activity while the interest component will be included in the operating section of the statement of cash flows. ASU 2016-02 is effective for annual and interim reporting periods beginning after December 15, 2018. Early adoption is permitted. Upon adoption, leases will be recognized and measured at the beginning of the earliest period presented using a modified retrospective approach. The Company is currently evaluating the impact of the adoption of ASU 2016-02 on its financial statements and related disclosures.

Other recent accounting pronouncements issued by the FASB, including its Emerging Issues Task Force, the American Institute of Certified Public Accountants, and the Securities and Exchange Commission did not or are not believed by management to have a material impact on the Company’s present or future consolidated financial statements.

NOTE 3 – INVESTMENTS

Equity investments relate to purchases of stock in certain entities with ownership percentages of less than 5%. As of March 31, 2018, these investments were recorded at their cost basis. On April 1, 2018, the Company adopted ASU 2016-01, Financial Instruments – Overall: Recognition and Measurement of Financial Assets and Financial Liabilities, and as such, these investments were recorded at their market value as of September 30, 2018. The investments consist of the following:

F-23

APPLIED BIOSCIENCES CORP.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTH PERIODS ENDED SEPTEMBER 30, 2018 AND 2017

(unaudited)

	September 30, 2018	March 31, 2018
(A) Cannabi-Tech Ltd.	$68,537	$68,237
(B) Hightimes Holdings Corp.	654,763	250,000
(C) Precision Cultivation Systems, LLC	50,000	50,000
(D) Bailey Venture Partners XII LLC (JUUL)	100,000	100,000
	$873,300	$468,537

(A) In November 2016, the Company purchased 29,571 shares of Preferred A stock of Cannabi-Tech Ltd. (“Cannabi”), at a price of $1.69086 per share for total investment of $50,000. In October 2017, the Company purchased 7,309 shares of Preferred A-1 stock of Cannabi at a price of $2.536 per share for total investment of $18,537. As of March 31, 2018, total investment amounted to $68,537, which accounts for less than 5% in Cannabi. Cannabi is a private company incorporated in the State of Israel that provides lab-grade medical cannabis quality control testing systems used to test the quality of medical marijuana flowers. The fair value of the investment at September 30, 2018 approximated its cost basis.

(B) In January 2017, the Company entered in to an agreement to purchase 59,524 shares of Class A common stock at a price of $4.20 per share for total investment of $250,000, which accounts for less than 5% investment in Hightimes Holdings Corp. (“Hightimes”). Hightimes owns Hight Times Magazine and hosts festivals, events and competitions including the High Times Cannabis Cup and multiple e-commerce properties, including HighTimes.com, CannabisCup.com and 420.com. As of September 30, 2018, the Company was able to obtain observable evidence that the investment had a market value of $11.00 per share, or an aggregate value of $654,763. As such, the Company recorded an unrealized gain from the change in market value of $404,763 during the six months ended September 30, 2018.

(C) In June 2017, the Company entered in a Subscription Agreement to purchase 0.5% interest in Precision Cultivation Systems, LLC (“Precision”), a Delaware limited liability company, for a purchase price of $50,000. Precision is developing a growth system that capitalizes on a patent-pending cultivation method that utilizes proprietary irrigation and root zone conditioning. As part of the Subscription Agreement, $42,500 of the investment is subject to repayment on a pro-rata basis with other investors who have entered into similar Subscription Agreements. Amounts subject to repayment are solely at the discretion of Precision. The fair value of the investment at September 30, 2018 approximated its cost basis.

(D) In January 2018, the Company paid $100,000 for the purchase of a Membership Interest in Bailey Venture Partners XII LLC (“Bailey”) representing less than 5% interest in Bailey. Along with other funds received from third-party investors, Bailey plans to invest funds received in various strategic investments. The Company recorded this investment at cost and will recognize dividends, if any, when received, and will recognize gains or loss upon either selling the securities or recognize a loss prior to selling the securities if there is evidence that the fair market value of the investment has declined to below the recorded historical cost. The fair value of the investment at September 30, 2018 approximated its cost basis.

As the Company does not participate in the management of these companies nor has the ability to exercise significant influence over these companies, the Company recorded these investments at cost, and as of April 1, 2018, will adjust the cost basis to market at the end of each reporting period. Dividends, if any, will be recognized when received.

NOTE 4 – CONVERTIBLE NOTE

During the six months ended September 30, 2018, the Company issued three separate Convertible Promissory Notes (“Notes”) having a total available principal amount of $250,000 to the same holder of which the Company borrowed $164,500 as of September 30, 2018. All outstanding principal together with interest on this Note is due and payable on December 31, 2018 and accrue interest at 8% per month. The note holder, at its sole discretion and election, may convert any part or all of the then outstanding principal and/or interest on these Notes into shares of common stock of the Company at a fixed price per share of $1.00. As the conversion price of $1.00 reflected a price discount below the fair market value of the Company’s common stock as of the date of the receipt of proceeds, there was deemed a beneficial conversion feature associated with these Notes. As such, the Company recorded $128,605 in additional paid-in capital and debt discount representing the intrinsic value of the beneficial conversion feature at the date of the borrowing against the Notes. The value of the beneficial conversion feature is being amortized over the term of the Notes of which $42,715 was amortized and reflected as interest expense for the six months ended September 30, 2018. As of September 30, 2018, the unamortized debt discount was $85,890. As of September 30, 2018, the balance of the $164,500 note, net of the unamortized discount of $85,890 was $78,610.

F-24

APPLIED BIOSCIENCES CORP.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTH PERIODS ENDED SEPTEMBER 30, 2018 AND 2017

(unaudited)

NOTE 5 – RELATED PARTY TRANSACTIONS

In view of the Company’s limited operations and resources, none of the Company’s directors and/or officers received any compensation from the Company during the six months ended September 30, 2018.

NOTE 6 – EQUITY

Common Stock to be Issued

On February 23, 2017, the Company entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) with mCig, Inc., a Nevada corporation (“mCig”) consisting of the issuance of an aggregate of 350,000 shares of common stock. Of the 350,000 shares of common stock consideration, 150,000 shares or $426,000 have not been issued as of March 31, 2018 and have been included in “Common stock to be issued” in the accompanying condensed consolidated statement of stockholders’ equity. During the six months ended September 30, 2018, the Company issued 50,000 shares of common stock valued at $100,000 which was previously reflected as “Common stock to be issued” in the condensed consolidated statement of stockholders’ equity.

During the six months ended September 30, 2018, the Company sold 37,500 shares of common stock, of which 25,000 shares had not been issued as of September 30, 2018 and is reflected in “Common stock to be issued” in the condensed consolidated statement of stockholders’ equity. The shares were sold at a price of $2.00 per share for total proceeds of $75,000 pursuant to a private placement Subscription Agreement with accredited investors. The Subscription Agreement offered up to one million shares of the Company’s common stock at a price per share of $2.00 per share. The Company made this offering solely to accredited investors, as defined under Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended.

Establishment of Advisory Board and Adoption of Charter

On April 28, 2017, the Company established an advisory board (the “Advisory Board”) and approved and adopted a charter (the “Advisory Board Charter”) to govern the Advisory Board. The Advisory Board shall be comprised of one or more directors (“Advisors”), and up to nine independent, non-Board, non-employee members, all of whom shall be appointed and subject to removal by the Board of Directors at any time.

During the six months ended September 30, 2018, the Company appointed another Advisor to the Advisory Board, which entitled him to an annual consulting fee 25,000 shares of the Company’s stock for a term of 6 months, with total fair value of $51,000.

Shares Issued for Services

During the six months ended September 30, 2018, the Company granted an aggregate of 99,500 shares of its common stock to three (3) consultants as payment for services rendered to the Company and recorded expense of $241,852 based on the fair value of the Company’s common stock at grant dates. Of the 99,500 shares granted, 62,000 shares valued at $61,852 had not been issued as of September 30, 2018, and were reflected in “Common stock to be issued” in the condensed consolidated statement of stockholders’ equity during the period then ended.

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APPLIED BIOSCIENCES CORP.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTH PERIODS ENDED SEPTEMBER 30, 2018 AND 2017

(unaudited)

NOTE 7 – SUBSEQUENT EVENTS

Common Stock Purchase Agreement

On October 15, 2018, the Company entered into a Common Stock Purchase Agreement (the “Purchase Agreement”) with Triton Funds, LP, a Delaware limited partnership (the “Purchaser”), pursuant to which the Purchaser has the right to right to purchase up to $1,000,000 of shares of common stock (the “Shares”) of the Company at a purchase price equal to 75% of the lowest closing price of the common stock of the Company on the over-the-counter markets for the five business days prior to a purchase. The Purchaser, however, will not have the right to purchase more than $300,000 of common stock of the Company within a period of every 30 business days. The Company has the right to terminate the Purchase Agreement at any time, and the Purchase Agreement shall terminate automatically on June 30, 2019, unless earlier terminated. The Purchase Agreement also contains customary representations, warranties, and covenants by, among, and for the benefit of the parties.

On October 15, 2018, the Company entered into a non-binding letter agreement, pursuant to which the Company intends to issue 25,000 shares of common stock to the Purchaser, pursuant to a Share Donation Agreement to be entered into by and between the Company and the Purchaser at a future, unspecified date. The Company anticipates making the issuance of 25,000 shares on a date before December 31, 2018. The Company’s offering of the shares to the Purchaser is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) of the Act (in that the Shares were offered by us in a transaction not involving any public offering) and pursuant to Rule 506 of Regulation D, promulgated thereunder.

On October 1, 2018, the Company offered, sold and issued an aggregate of 895,000 shares of common stock to 6 accredited investors in exchange for services rendered to the Company. The shares are valued at $1.21 per share, which was the closing price of shares of common stock of the Company on October 1, 2018. The Company made the offer and sale of the 895,000 shares pursuant to the exemption from registration afforded by Rule 506 of Regulation D, promulgated pursuant to the Securities Act. The issuance included 250,000 shares to SBS Management; 225,000 shares to JJ Southard, Secretary and Treasurer of the Company; 200,000 shares to Chris Bridges, President of the Company, and 200,000 shares to John Brady, a director of the Company; and 10,000 shares to each of two persons who have provided accounting advice to Company.

On October 1, 2018, the Company issued 12,500 shares of common stock to 1 accredited investor at a purchase price of $2.00 per share, for aggregate proceeds of $25,000 which was received by the Corporation on April 20, 2018. The Company did not issue the shares until October 1, 2018, and included the proceeds received as "Common stock to be issued" in the condensed consolidated statement of stockholders' equity at September 30, 2018.

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[OUTSIDE BACK COVER PAGE]

PROSPECTUS

APPLIED BIOSCIENCES CORP.

1,358,333 SHARES OF

COMMON STOCK

We have not authorized any dealer, salesperson or other person to give you written information other than this prospectus or to make representations as to matters not stated in this prospectus. You must not rely on unauthorized information. This prospectus is not an offer to sell these securities or a solicitation of your offer to buy the securities in any jurisdiction where that would not be permitted or legal. Neither the delivery of this prospectus nor any sales made hereunder after the date of this prospectus shall create an implication that the information contained herein nor the affairs of the Issuer have not changed since the date hereof.

Until ___________, 2018 (90 days after the date of this prospectus), all dealers that effect transactions in these shares of common stock may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to their unsold allotments or subscriptions.

THE DATE OF THIS PROSPECTUS IS ____________, 2018

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the estimated expenses in connection with the issuance and distribution of the securities being registered hereby. All such expenses will be borne by the Company; none shall be borne by any selling security holders.

Item	Amount ($)
SEC Registration Fee	$161.59
Accounting Fees	7,500.00
Printing Costs	1,000.00
Transfer Agent fees	500.00
TOTAL	$9,161.59

INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Company’s Bylaws and Articles of Incorporation provide that we shall, to the full extent permitted by the Nevada General Business Corporation Law, as amended from time to time (the “Nevada Corporate Law”), indemnify all of our directors and officers. Section 78.7502 of the Nevada Corporate Law provides in part that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Similar indemnity is authorized for such persons against expenses (including attorneys’ fees) actually and reasonably incurred in defense or settlement of any threatened, pending or completed action or suit by or in the right of the corporation, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that (unless a court of competent jurisdiction otherwise provides) such person shall not have been adjudged liable to the corporation. Any such indemnification may be made only as authorized in each specific case upon a determination by the stockholders or disinterested directors that indemnification is proper because the indemnitee has met the applicable standard of conduct. Under our Bylaws and Articles of Incorporation, the indemnitee is presumed to be entitled to indemnification and we have the burden of proof to overcome that presumption. Where an officer or a director is successful on the merits or otherwise in the defense of any action referred to above, we must indemnify him against the expenses which such offer or director actually or reasonably incurred. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

RECENT SALES OF UNREGISTERED SECURITIES

On November 4, 2016, the Company entered into a Share Exchange Agreement (the “Share Exchange Agreement”), by and among the Company, Stony Hill Ventures Corp., a Nevada corporation (“Stony Hill Ventures”), and the holders of common stock of Stony Hill Ventures. The holders of the common stock of Stony Hill Ventures consisted of 26 stockholders. Under the terms and conditions of the Share Exchange Agreement, the Company offered, sold and issued 10,840,000 shares of common stock in consideration for all the issued and outstanding shares in Stony Hill Ventures. The Company offered and sold the shares in reliance on the exemptions from registration provided by Rule 506 and Section 4(a)(2) of Securities Act of 1933, as amended (the “Securities Act”), and Rule 903(b)(3) of Regulation S, promulgated under the Securities Act.

On February 23, 2017, the Company entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) with mCig, Inc., a Nevada corporation and an accredited investor (“mCig”), pursuant to which the Company acquired 80% of those certain assets that comprised the VitaCBD business (the “Assets”) from mCig, and an option (the “Option”) to acquire the remaining 20% of assets related to the Assets for a purchase price $150,000 and 200,000 shares of the common stock of the Company. The offer and sale was made pursuant to the exemptions for registration afforded by Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D, promulgated under the Securities Act.

On March 20, 2017, the Company closed an offer and sale of 197,500 shares of common stock to eight accredited investors, at a purchase price of $2.00 per share, for aggregate offering proceeds of $395,000.  The offer and sale was made pursuant to the exemptions for registration afforded by Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D, promulgated under the Securities Act.

On March 20, 2017, the Company offered and sold to Chris Bridges, the President of the Company and an accredited investor, 18,343 shares of common stock in exchange for the cancelation of $49,524 of debt owed by the Company to Mr. Bridges. The conversion of debt to shares of common stock was at a rate of $2.70 of debt for each shares of common stock. The offer and sale was made pursuant to the exemptions for registration afforded by Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D, promulgated under the Securities Act.

On September 26, 2017, the Company closed an offer and sale of 347,500 shares of common stock to five accredited investors, at a purchase price of $2.00 per share, for aggregate offering proceeds of $695,000.  The offer and sale was made pursuant to the exemptions for registration afforded by Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D, promulgated under the Securities Act.

On January 17, 2018, the Company issued to Dr. James Mulé, an Advisory Board member of the Company and accredited investor, 25,000 shares of common stock pursuant to a Consulting Agreement, dated May 1, 2017, by and between the Company and the Dr. Mulé. The market value of the shares on the date of issuance was $2.20 per share, or $55,000 in the aggregate. The offer and sale was made pursuant to the exemptions for registration afforded by Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D, promulgated under the Securities Act.

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On January 17, 2018, the Company issued to three accredited investors an aggregate of 85,000 shares of common stock in exchange for advisory services rendered to the Company. The market value of the shares on the date of issuance was $2.20 per share, or $187,500 in the aggregate. The offer and sale was made pursuant to the exemptions for registration afforded by Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D, promulgated under the Securities Act.

On March 8, 2018, the Company offered and sold to one accredited investor 20,000 shares of common stock as a bonus for rendering tax advisory services to the Company. The market value of the shares on the date of issuance was $2.35 per share, or $47,000 in the aggregate.

On March 8, 2018, the Company issued to Dr. James Mulé, an Advisory Board member of the Company and accredited investor, 25,000 shares of common stock pursuant to a Consulting Agreement, dated May 1, 2017, by and between the Company and the Dr. Mulé. The market value of the shares on the date of issuance was $2.35 per share, or $58,750 in the aggregate. The offer and sale was made pursuant to the exemptions for registration afforded by Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D, promulgated under the Securities Act.

On June 6, 2018, the Company issued to three accredited investors an aggregate of 115,000 shares of common stock in exchange for advisory services rendered to the Company. The market value of the shares on the date of issuance was $1.95 per share, or $224,250 in the aggregate. The offer and sale was made pursuant to the exemptions for registration afforded by Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D, promulgated under the Securities Act.

On June 30, 2018, the Company closed an offer and sale of 62,500 shares of common stock to two accredited investors, at a purchase price of $2.00 per share, for aggregate offering proceeds of $125,000.  The offer and sale was made pursuant to the exemptions for registration afforded by Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D, promulgated under the Securities Act.

EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

The following exhibits are filed as part of this registration statement:

Number	Description
2.1

Share Exchange Agreement, dated November 4, 2016, by and among the Applied BioSciences Corp., Stony Hill Ventures Corp., a Nevada corporation, and the holders of common stock of Stony Hill Ventures Corp. (3)

3.1.1	Articles of Incorporation (1)
3.1.2	Certificate of Amendment (3)
3.1.3	Certificate of Change (3)
3.1.4	Certificate of Amendment (4)
3.2	Bylaws (2)
5.1	Opinion of Law Offices of Thomas E. Puzzo, PLLC, regarding the legality of the securities being registered
10.1	Common Stock Purchase Agreement, dated October 15, 2018, by and between Applied BioSciences Corp. and Triton Funds, LP, a Delaware limited partnership. (5)
10.2	Registration Rights Agreement, dated October 15, 2018, by and between Applied BioSciences Corp. and Triton Funds, LP, a Delaware limited partnership. (5)
10.3	Letter Agreement, dated October 15, 2018, by and between Applied BioSciences Corp. and Triton Funds, LLC, a Delaware limited liability company. (5)
10.4	Letter Agreement dated November 29, 2018, by and between the Applied BioSciences Corp., a Nevada corporation, and Triton Funds, L.P., a Delaware limited partnership.
23.1	Consent of Weinberg & Company, P.A.
23.2	Consent of Law Offices of Thomas E. Puzzo, PLLC (contained in Exhibit 5.1)
101.INS*	XBRL Instance Document
101.SCH*	XBRL Taxonomy Extension Schema Document
101.CAL*	XBRL Taxonomy Extension Calculation Linkbase Document
101.DEF*	XBRL Taxonomy Extension Definition Linkbase Document
101.LAB*	XBRL Taxonomy Extension Label Linkbase Document
101.PRE*	XBRL Taxonomy Extension Presentation Linkbase Document

______________

(1)	Incorporated by reference to the Registrant’s Registration Statement on Form S-1 (File No. 333-197443), filed with the Securities and Exchange Commission on July 16, 2014.
(2)	Incorporated by reference to the Registrant’s Registration Statement on Amendment No. 1 to Form S-1 (File No. 333-197443), filed with the Securities and Exchange Commission on October 16, 2014.
(3)	Incorporated by reference to the Registrant’s Current Report on Form 8-K (File No. 000-52223), filed with the Securities and Exchange Commission on November 10, 2016.
(4)	Incorporated by reference to the Registrant’s Current Report on Form 8-K (File No. 000-52223), filed with the Securities and Exchange Commission on April 13, 2018.
(5)	Incorporated by reference to the Registrant's Current Report on Form 8-K (File No. 000-52223), filed with the Securities and Exchange Commission on October 19, 2018.

* XBRL (Extensible Business Reporting Language) information is furnished and not filed or a part of a registration statement or prospectus for purposes of Sections 11 or 12 of the Securities Act of 1933, as amended, is deemed not filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and otherwise is not subject to liability under these sections.

II-2

UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales of securities are being made, a post-effective amendment to this registration statement to:

(i)	Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)

If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

II-3

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or our securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

II-4

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Beverly Hills, California on December 3, 2018.

APPLIED BIOSCIENCES CORP. (Registrant)

By:	/s/ Chris Bridges
Name:	Chris Bridges
Title:	President
(principal executive officer, principal financial officer, and principal accounting officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Chris Bridges, as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement on Form S-1 of Applied BioSciences Corp., and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, grant unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Dated: December 3, 2018		/s/ Chris Bridges
	Name:	Chris Bridges
	Title:	President and director (principal executive officer, principal financial officer, and principal accounting officer)

Dated: December 3, 2018		/s/ John Brady
	Name:	John Brady
	Title:	director

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